UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RAIT FINANCIAL TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RAIT FINANCIAL TRUST

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2013

To the Shareholders of RAIT FINANCIAL TRUST:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of shareholders of RAIT FINANCIAL TRUST, a Maryland real estate investment trust (“RAIT”), will be held in the Revolution Room located in the Hub at the Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania, on Tuesday, May 14, 2013, at 9:00 A.M., Philadelphia time, for the following purposes:

1. To elect nine trustees to serve until the next annual meeting of shareholders in 2014.

2. To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2013.

3. To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

Only shareholders of record on the books of RAIT at the close of business on March 15, 2013 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of RAIT at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. The stock transfer books will not be closed.

SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Trustees,

/s/ RAPHAEL LICHT
Raphael Licht
Secretary

March 28, 2013

RAIT FINANCIAL TRUST

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Introduction

The 2013 annual meeting of shareholders of RAIT Financial Trust, or the annual meeting, will be held on Tuesday, May 14, 2013, at 9:00 A.M., Philadelphia time, in the Revolution Room located in the Hub at the Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania, for the purposes set forth in the accompanying notice. Only shareholders of record at the close of business on March 15, 2013 will be entitled to notice of and to vote at the annual meeting. Unless we have indicated otherwise, or the context otherwise requires, references in this proxy statement to “RAIT,” “we,” “us,” and “our” or similar terms are to RAIT Financial Trust and its subsidiaries. If you wish to attend the annual meeting and vote in person, you may contact RAIT’s Investor Relations at (215) 243-9000 for directions.

This statement is furnished in connection with the solicitation by the board of trustees of RAIT, or the board, of proxies from holders of our common shares of beneficial interest, par value $0.03 per share, or common shares, to be used at the annual meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to RAIT, and not revoked, will be voted at the annual meeting and any and all adjournments thereof.

We will send this proxy statement and the accompanying form of proxy on or about April 3, 2013 to shareholders of record of common shares as of March 15, 2013.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our secretary at the address given at the top of this page, by submitting a later dated proxy or by attending the annual meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies. Our trustees, officers and regular employees may solicit proxies either personally, by letter or by telephone. We will not specifically compensate our trustees, officers or employees for soliciting proxies. We expect to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common shares.

VOTING AT THE ANNUAL MEETING

At the annual meeting, only those holders of common shares at the close of business on March 15, 2013, the record date, will be entitled to vote. As of the record date, 60,720,757 common shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the annual meeting. Shareholders do not have cumulative voting rights. RAIT has an authorized capitalization of 225,000,000 shares of beneficial interest, consisting of 200,000,000 common shares and 25,000,000 preferred shares of beneficial interest, par value $0.01 per share.

The presence at the annual meeting in person or by proxy of holders of outstanding common shares entitled to cast a majority of all the votes entitled to be cast at the annual meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding common shares entitled to cast a majority of all the votes entitled to be cast at the annual meeting do not vote on all of the proposals.

Common shares represented at the annual meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote in person or by proxy common shares held by them in nominee name will mean that such common shares will not be counted for the purposes of establishing a quorum and will not be voted.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of common shares on a particular matter and indicates on the proxy delivered with respect to such common shares that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those common shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. With respect to abstentions, those common shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any matter.

Brokers that are member firms of the New York Stock Exchange, or NYSE, and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered a “routine” matter under the NYSE rules and may not vote their customers’ shares on proposals that are not considered a “routine” matter under the NYSE rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal One described below is not considered a “routine” matter under the NYSE rules. Proposal Two described below is considered a “routine” matter under the NYSE rules.

Proposal 1. The number of votes required in order to be elected as a trustee is dependent on whether an election is contested or uncontested. Our bylaws define an election as uncontested if no shareholder provides proper notice of an intention to nominate one or more candidates to compete with the board’s nominees in a trustee election, or if any such shareholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to shareholders. As no such notice has been provided, the trustee election described in Proposal 1 below is an uncontested election. In order to be elected as a trustee in an uncontested election as described in Proposal 1 below, each trustee is elected by a majority of votes cast with respect to such trustee nominee at a meeting of shareholders duly called and at which a quorum is present. A “majority of votes cast” means that the number of shares voted “for” a trustee’s election exceeds 50% of the total number of votes cast with respect to that trustee’s election. Votes “cast” includes votes “for”, votes to withhold authority and votes “against” and “no” votes, but excludes abstentions with respect to a trustee’s election or with respect to the election of trustees in general. In the case of any contested election, our bylaws provide that trustees shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present.

If an incumbent trustee nominated for election as a trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election, or a majority against vote, then that trustee, as a holdover trustee under Maryland law, shall tender an offer of his or her resignation to the board for consideration promptly following certification of such vote. The nominating and governance committee, or the nominating committee, shall promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the board as to the response to the resignation offer. If each member of the nominating committee received a majority against vote at the same election, then the independent trustees (as defined in our declaration of trust) who did not receive a majority against vote shall appoint a committee among themselves to consider the resignation offers and to recommend to the board a response to the resignation offers. The board of trustees shall take action on the nominating committee’s recommendation (or committee of independent trustees’ recommendation) within 90 days following certification of the shareholder vote. Any trustee whose resignation is under consideration shall abstain from participating in any board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other trustee tendered because that trustee received a majority against vote.

If an incumbent trustee’s offer of resignation is accepted by the board, then such trustee shall cease to be a member of the board upon the effective date of acceptance by the board of the offer of resignation. If an incumbent trustee’s offer of resignation is not accepted by the board, then such trustee shall continue to serve until the earlier of the next annual meeting and until his or her successor is elected and qualifies and his or her subsequent resignation or removal.

If any nominee for trustee who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of shareholders duly called and at which a quorum is present, such nominee shall not be elected and shall not take office. All of the board’s nominees for election as a trustee at the annual meeting are incumbents. If an incumbent trustee’s offer of resignation is accepted by the board, or if a non-incumbent nominee for trustee is not elected, the board may fill any resulting vacancy pursuant to our bylaws or may decrease the size of the board pursuant to our declaration of trust.

Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required to approve the selection of Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm as described in our discussion of Proposal 2 below.

Proposal 3. For any other matter which may properly come before the annual meeting as described in our discussion of Proposal 3 below, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted FOR:

•	the election of the trustees; and

•	the approval of the selection of Grant Thornton as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2013.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

PROPOSAL 1. ELECTION OF TRUSTEES

Trustees

Our by-laws provide that the number of trustees shall be fixed by resolution of the board, provided that there shall be a minimum of three and a maximum of nine trustees. The board has fixed the number of trustees at nine. All trustees are elected for a term of one year or until their successors are elected and qualified. The board, upon the recommendation of its nominating committee, has nominated Scott F. Schaeffer, Andrew Batinovich, Edward S. Brown, Frank A. Farnesi, S. Kristin Kim, Arthur Makadon, Jon C. Sarkisian, Andrew M. Silberstein and Murray Stempel, III for election at the annual meeting for a term to expire at the 2014 annual meeting or until their successors are elected or appointed.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal 1. Should any of the nominees become unable or refuse to accept nomination or election as a trustee, the persons named as proxies intend to vote for the election of such other person as the nominating committee may recommend. The board knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee.

Names of Trustees, Principal Occupations and Other Information

Scott F. Schaeffer, age 50, has served as our chairman of the board and as a trustee since December 2010, chief executive officer, or CEO, since February 2009, our president since February 2008, our chief operating officer from February 2008 to February 2009, our co-president and co-chief operating officer from December 2006 to February 2008 and our president and chief operating officer from September 2000 to December 2006. Mr. Schaeffer serves on the board of directors of Independence Realty Trust, Inc., or IRT, our non-traded REIT subsidiary whose public offering we are sponsoring. Mr. Schaeffer has served as the chairman of the board of directors and as a director of IRT since we acquired IRT in January 2011. IRT files reports under the Securities Exchange Act of 1934, or the Exchange Act. Mr. Schaeffer served as a director of Resource America, Inc. (a publicly traded specialty finance company), or Resource America, from 1997 to 2002, the vice chairman of the board of directors of Resource America from 1998 to 2000, the executive vice president of Resource America from 1997 to 1998, and a senior vice president of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc. (a wholly-owned real estate subsidiary of Resource America) from 1992 to 2000.

Andrew Batinovich, age 54, has served as a trustee of RAIT since March 2013. Mr. Batinovich currently serves as President and Chief Executive Officer of Glenborough, LLC, a privately held full service real estate investment and management company focused on the acquisition, management and leasing of institutional quality commercial properties. In 2010, Mr. Batinovich led a private investor group in acquiring Glenborough, LLC and related real estate assets that were originally part of Glenborough Realty Trust, a NYSE listed real estate investment trust, or REIT, which was sold to affiliates of Morgan Stanley in 2006. From December 2006 to October 2010, Mr. Batinovich served as President and Chief Executive Officer of Glenborough, LLC, a company formed by an affiliate of Morgan Stanley to acquire Glenborough Realty Trust. In connection with the 2006 transaction, Mr. Batinovich and the Glenborough Realty Trust senior management team were retained to operate the new private entity, and the team remains together in the newly re-acquired Glenborough, LLC. In 1996, Mr. Batinovich co-founded Glenborough Realty Trust and was President and Chief Executive Officer and a director at the time of the sale in 2006. Mr. Batinovich was appointed President of Glenborough Realty Trust in 1997 and Chief Executive Officer in 2003. He also served as Chief Operating Officer and Chief Financial

Operator during his tenure at Glenborough Realty Trust. Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation until 1996 when it was merged into Glenborough Realty Trust. Glenborough Corporation was a private real estate investment and management company that completed a number of private placements of office, industrial, residential and hotel properties. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. Mr. Batinovich is a director of Sunstone Hotel Investors, Inc., a NYSE listed real estate investment trust focused on hotel properties. Mr. Batinovich is a member of the Building Owners and Managers Association, the Association of Foreign Investors in Real Estate and other trade associations. He also serves as a trustee of the American University of Paris.

Edward S. Brown, age 72, has served as a trustee of RAIT since June 1999. Mr. Brown has been president of The Edward S. Brown Group (a real estate development company) since 1985.

Frank A. Farnesi, age 65, has served as a trustee of RAIT since December 2006 when he joined the board in connection with our acquisition of Taberna Realty Finance Trust, or TRFT, in December 2006, or the TRFT acquisition. He was a member of TRFT’s board from April 2005 until the TRFT acquisition in December 2006. He is a retired partner of the international accounting firm of KPMG LLP, where he worked from 1969 to 2001. Before retiring from KPMG, he was the Pennsylvania business unit partner in charge of tax. He also served as national partner in charge of tax compliance and worked with a wide variety of clients in the banking, real estate, technology and private equity fields. He currently serves on the board of trustees of Immaculata University and the board of directors of Beneficial Mutual Bancorp, Inc., a publicly held federally chartered stock holding company for Beneficial Mutual Savings Bank.

S. Kristin Kim, age 49, has served as a trustee of RAIT since October 2003. Ms. Kim is the founder of Sansori, which has provided educational programs for social entrepreneurs and strategic planning services for social ventures since 2009. Prior to Sansori, Ms. Kim was president of AllLearn, an online education venture among Oxford, Stanford, and Yale Universities from November 2002 until 2006, having joined AllLearn in January 2001 as its general counsel. From 1999 to 2001, Ms. Kim held several senior positions at Harvard University’s John F. Kennedy School of Government, including Director for New Initiatives. From 1989 to 1999, she was an attorney at the law firm of Simpson Thacher & Bartlett.

Arthur Makadon, age 70, has served as trustee of RAIT since July 2002. Mr. Makadon is a partner of Ballard, Spahr, LLP, or Ballard Spahr, (a law firm) in its litigation department and practice leader of the white collar/investigations group. Mr. Makadon served as the chairman of Ballard, Spahr from July 2002 through June 2011. Before that, since 1984, Mr. Makadon had been chairman of Ballard Spahr’s litigation department.

Jon C. Sarkisian, age 51, has served as a trustee of RAIT since December 2011. Mr. Sarkisian has been an executive vice president of CBRE Group, Inc., or CBRE, a publicly traded commercial real estate services firm, since July 2003. Mr. Sarkisian joined CBRE when it acquired Insignia/ESG, or Insignia, a commercial real estate services firm, in July 2003. Mr. Sarkisian was an executive vice president at Insignia from June 1998 to July 2003. Mr. Sarkisian joined Insignia when it acquired Jackson-Cross Company, or Jackson-Cross, a commercial real estate services firm, in June 1998. Mr. Sarkisian was a senior vice-president for Jackson-Cross from October 1988 to June 1998.

Andrew M. Silberstein, age 45, has served as a Trustee of RAIT since October 2012 when he was designated by ARS VI Investor I, LLC, or the investor, to serve on our board of trustees pursuant to the securities purchase agreement, or the purchase agreement, dated as of October 1, 2012 among ourselves, designated subsidiaries of ours and the investor. We refer to the transactions contemplated by the purchase agreement as the investor transactions. The investor is an affiliate of Almanac Realty Investors, LLC, or Almanac, a provider of capital to real estate companies. Mr. Silberstein is a partner of Almanac and joined the predecessor to Almanac, Rothschild Realty Managers, as a managing director in 2009. From 2004 to 2008, Mr. Silberstein served as the chief investment officer and chief operating officer for Stoltz Real Estate, a real estate company. Prior to that,

Mr. Silberstein worked in real estate investment banking and private equity, first at Bear Stearns & Company from 1994 to 1998 as a vice president and then at Morgan Stanley from 1999 to 2004 as an executive director. Mr. Silberstein currently serves on the Boards of the following privately-owned real estate companies: RXR Realty, Welsh Property Trust, Westcore Properties and NRES Holdings.

Murray Stempel, III, age 58, has served as a trustee of RAIT since December 2006 when he joined the board in connection with the TRFT acquisition. He was a member of TRFT’s board of trustees from April 2005 until the TRFT acquisition in December 2006. Mr. Stempel has served since 2008 as the vice chairman of Royal Bancshares of Pennsylvania, Inc., or Royal Bancshares, a publicly traded bank holding company. Mr. Stempel is a director of Royal Bancshares. From 2004 until 2008 he served as executive vice president and chief lending officer at Royal Bank America, a wholly-owned bank subsidiary of Royal Bancshares, responsible for the day-to-day management of the bank. From 2000 to 2004, he was a senior vice president at Royal Bank America.

Our nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. For a discussion of the methods the nominating committee uses for identifying and evaluating nominees for trustee, see “Information Concerning Our Board of Trustees, Committees and Governance-Nominating and Governance Committee.” Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each person listed above should serve as a trustee of RAIT:

Mr. Schaeffer has served as an executive officer of RAIT for the past 12 years and currently serves as our chairman of the board, chief executive officer and president. He has spent the past 27 years with RAIT and other businesses focused on investing in commercial real estate, which gives him broad knowledge of, and experience addressing, the operational, financial and strategic issues and opportunities facing specialty finance companies like RAIT.

Mr. Batinovich has a significant real estate-related professional background and many years of real estate-related experience, including previously held senior-executive level positions, other public company board experience, an extensive background and experience with REITs and in real estate and finance transactions.

Mr. Brown has over 28 years experience as president of a company focused on investing in commercial real estate, which gives him a broad understanding of the challenges and opportunities relating to RAIT’s investment portfolio and new business initiatives in this sector. His experience is coupled with knowledge of financial matters and financial reporting.

Mr. Farnesi’s experience in leadership roles within KPMG, including his position as national partner in charge of tax compliance, and his years of experience providing advisory services to a wide variety of clients give him a significant financial, accounting and tax background.

Ms. Kim has significant experience founding, leading or having senior roles in organizations focused on leadership and education. She also has broad legal experience in the international capital markets.

Mr. Makadon serves as a practice leader of a large law firm and has broad legal experience with respect to business and financial matters.

Mr. Sarkisian has over 24 years experience in commercial real estate and plays a leading role in the Philadelphia region for a major commercial real estate company.

Mr. Silberstein has substantial experience in real estate and finance transactions. Mr. Silberstein was also designated by the investor to serve on our board of trustees pursuant to the purchase agreement.

Mr. Stempel is the vice chairman, and previously served as a senior officer, of a publicly traded bank holding company with broad finance and operational experience, including real estate and real estate lending experience.

Information Concerning Our Board of Trustees, Committees and Governance

Board Leadership Structure

Our common shares are listed on the NYSE under the symbol “RAS” and we are subject to the NYSE’s listing standards. We have adopted trust governance guidelines and charters for the audit, compensation and nominating committees of the board intended to satisfy NYSE listing standards. We have also adopted a code of business conduct and ethics, or the code, for our trustees, officers and employees intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable Securities and Exchange Commission, or SEC, rules. Our trust governance guidelines, code and these charters are available on our website at www.raitft.com.

Our trust governance guidelines provide that the board has no policy in principle with respect to the separation of the offices of chairman and the chief executive officer and that this issue is part of the succession planning process within the scope of the board’s authority to decide. Since December 31, 2010, Scott F. Schaeffer has served as both chairman and chief executive officer. From December 2006 to December 2010, the offices were separated with Mr. Schaeffer serving as chief executive officer. Prior to December 2006, the offices were combined. In the periods when the positions of chairman and chief executive officer have been held by the same person, including the current time, no lead independent trustee has been designated. The board believes that the trust governance guidelines provide it with appropriate flexibility to determine from time to time the leadership structure for RAIT that best enables it to pursue its business strategies and goals.

The board considered Mr. Schaeffer’s significant experience in the industry and with RAIT as part of its rationale for deciding to combine the roles. The board believes that its current leadership structure is appropriate at this time because it enhances Mr. Schaeffer’s ability to provide strong and consistent leadership and a unified voice for RAIT and because the board believes its governance processes, as reflected in RAIT’s trust governance guidelines and board committee charters, preserve board independence by ensuring independent discussion among trustees and independent evaluation of, and communication with, members of senior management. Mr. Schaeffer’s employment agreement provides that he agrees to continue to serve as the chairman, subject to the board’s right to elect a different person to serve as chairman, and that the election by the board of a different person to serve as chairman shall not be deemed to be good reason for Mr. Schaeffer to terminate his employment agreement so long as (i) he continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman. Mr. Schaeffer’s employment agreement also provides that, during his employment term, RAIT will nominate him for election to the board at any meeting of the shareholders of RAIT where the election of the members of the board is included in the purposes of such meeting and that he shall serve as a member of the board subject to his election to the board by the shareholders.

Our trust governance guidelines provide that, at all times, a majority of the board must be comprised of persons who shall be independent within the meaning of RAIT’s trustee independence standards, or the independence standards, set forth in our trust governance guidelines, which are available on our website at the address given above. Among the requirements in our independence standards is the requirement that the trustee must meet all applicable requirements for independence under the listing standards of the primary exchange on which RAIT’s common shares trade and that the trustee must be an independent trustee as that term is defined in our declaration of trust. The board has determined that Mr. Batinovich, Mr. Brown, Mr. Farnesi, Ms. Kim, Mr. Makadon, Mr. Sarkisian and Mr. Stempel each satisfy the independence standards, including the requirements for independence set out in Section 303A.02 of the rules of the NYSE, and that each of these trustees has no material relationships with RAIT (other than being a trustee and/or a shareholder of RAIT). Interested parties may communicate directly with the non-employee or independent trustees by sending their communications to our counsel, Ledgewood, P.C., or Ledgewood, at 1900 Market Street, Suite 750, Philadelphia, PA 19103. Shareholders may send communications to the board by sending them to Ledgewood as well. Ledgewood will forward these communications to the chairman of the audit committee of the board, or the audit committee, who will distribute them to the board members to whom the communications are addressed.

As set forth in our trust governance guidelines and in accordance with NYSE listing standards, the non-employee trustees meet in executive session quarterly without management and the independent trustees meet in executive session at least annually. The trustee who presides at these executive sessions is rotated each meeting among the chairs of the audit committee, compensation committee and nominating committee.

The board held a total of 12 meetings during 2012. The board currently has a standing audit committee, compensation committee and nominating committee. The trustees who serve on these committees, the current chairman of these committees and the number of meetings these committees held during 2012 are set forth below:

Board Member	Audit	Compensation	Nominating and Governance
Scott F. Schaeffer
Andrew Batinovich(1)
Edward S. Brown(2)	Chairman	X
Frank A. Farnesi	X
S. Kristin Kim	X		X
Arthur Makadon		Chairman
John F. Quigley, III(2)		X	X
Jon C. Sarkisian(2)			X
Andrew M. Silberstein(2)
Murray Stempel, III		X	Chairman
Meetings held in 2012	9	6	2

(1)	On March 4, 2013, on the recommendation of the nominating committee, the board, increased the size of the board from eight trustees to nine trustees and elected Andrew Batinovich to fill the vacancy on the board created by this increase in the size of the board.

(2)	On October 17, 2012, Mr. Quigley resigned from the board and as a member of the compensation committee and the nominating committee. On October 17, 2012, on the recommendation of the nominating committee, the board elected Mr. Silberstein to fill the vacancy on the board created by Mr. Quigley’s resignation, elected Mr. Brown to fill the vacancy on the compensation committee created by Mr. Quigley’s resignation and elected Mr. Sarkisian to fill the vacancy on the nominating committee created by Mr. Quigley’s resignation.

During fiscal 2012, all incumbent trustees attended at least 75% of the aggregate of:

•	the total number of meetings of the board held during the period for which the trustee had been a trustee; and

•	the total number of meetings held by all committees of the board on which the trustee served during the periods that the trustee served.

It is the policy of the board that all trustees attend the annual meeting of shareholders of RAIT, if practicable. Six of the eight trustees of RAIT serving at the time attended our 2012 annual meeting of shareholders.

In December 2011, Daniel Promislo retired from the board and as the chairman of the compensation committee. Mr. Promislo had served on the board since RAIT’s founding in August 1997 and, in recognition of his personal, in-depth knowledge of RAIT’s history and business, and the unusually valuable contributions he had made to RAIT since its inception, RAIT entered into a consulting agreement with Mr. Promislo, or the Promislo consulting agreement, designating him as a “trustee emeritus.” In this capacity, Mr. Promislo serves as an advisor to the board, to the compensation committee and to RAIT’s management, and performs the duties as may be reasonably assigned to him by the chairman of the board, the chairman of the compensation committee and/or by the chief executive officer of RAIT and other management. Mr. Promislo may attend meetings of the board and the compensation committee, and may participate in the discussions that occur during the portions of such meetings which he attends. Mr. Promislo is not entitled to vote on any business coming before the board or the compensation committee, nor is Mr. Promislo counted as a member of the board or the compensation committee.

Board Role in Risk Oversight

The board oversees RAIT’s risk management process. At each regularly scheduled board meeting, the board receives a risk management report from Ken R. Frappier, our executive vice president-portfolio and risk management, including an update on credit risk and management’s risk mitigation efforts, where appropriate. Risk management, led by Mr. Frappier, who reports to the board and to the chief executive officer, is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect our ability to execute on our business strategy and fulfill our business objectives. The board’s role is to oversee this function.

The audit committee enhances the board’s oversight of risk management. The audit committee’s role is also one of oversight, recognizing that management is responsible for executing RAIT’s risk management policies. The audit committee’s responsibilities include discussing with management RAIT’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including RAIT’s risk assessment and risk management policies. The audit committee also discusses guidelines and policies to govern the process by which risk assessment and management is undertaken.

The compensation committee also enhances the board’s oversight of risk management by considering the impact of RAIT’s compensation plans, and the incentives created by RAIT’s compensation plans, on RAIT’s risk profile. The chief financial officer, or CFO, makes an annual presentation to the compensation committee regarding compensation risk.

Audit Committee

The audit committee is appointed by the board to assist board oversight of:

•	the integrity of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the independent registered public accounting firm’s qualifications and independence,

•	the performance of our internal audit function and of our independent registered public accounting firm, and

•	related party transactions (as defined in the trust governance guidelines).

For a discussion of the audit committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above. For a discussion of the audit committee’s role serving as the conflicts committee in the oversight of related party transactions, see “Certain Relationships and Related Party Transactions” below. The audit committee also prepares the audit committee report required by the rules of the SEC to be included in our annual proxy statement. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement. The board has determined that Mr. Brown, Mr. Farnesi and Ms. Kim meet the independence standards, including the independence standards for audit committee members set forth in the listing standards of the NYSE and those set forth in Rule 10A-3(b)(1) of the Exchange Act, and that Mr. Brown qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.

Audit Committee Report

In connection with the preparation and filing of RAIT Financial Trust’s, or RAIT, annual report on Form 10-K for the year ended December 31, 2012, or the annual report:

•	The audit committee of the board of trustees of RAIT, or the audit committee, has reviewed and discussed the audited financial statements to be included in the annual report with RAIT’s management;

•

The audit committee has discussed with RAIT’s independent registered public accounting firm, Grant Thornton LLP, or Grant Thornton, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T;

•

The audit committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the audit committee concerning independence, and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton’s independence; and

•	Based on the review and discussions referred to above, the audit committee recommended to the board of trustees of RAIT that the audited financial statements be included in the annual report.

The audit committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Trustees:
Edward S. Brown, Chairman
Frank A. Farnesi
S. Kristin Kim

Compensation Committee

The compensation committee is appointed by the board and has direct responsibility for approving the compensation of our chief executive officer, our other executive officers and the non-employee trustees of RAIT. The compensation committee also has direct responsibility for administering our equity-based compensation plans and reviewing any extraordinary compensatory payments to any of our employees. Pursuant to these responsibilities, in 2012, the compensation committee reviewed the compensation of five executive officers and grants to officers and other employees of equity compensation under the 2012 RAIT Financial Trust incentive award plan, or the incentive award plan. For a discussion of the compensation committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above and “Compensation Disclosure and Analysis-Implementing Our Objectives- Risk Management and RAIT’s Compensation Policies and Procedures” below.

In 2012, Mr. Schaeffer, our chairman, chief executive officer and president, set the compensation of anyone whose compensation was not set by the compensation committee and, if requested by the compensation committee, reported to the compensation committee on the basis for any such compensation decision. Our chief financial officer included management’s estimate of bonus amounts in budgets for RAIT, and these estimates were reviewed by Mr. Schaeffer. These estimates of bonus amounts were necessary for budget purposes and therefore were established early in the year. In addition, with respect to officers whose compensation is set by the compensation committee, the committee determined the size of the bonus pool and the amount of the bonus it intended to give to Mr. Schaeffer in 2012. Mr. Schaeffer suggested bonus amounts to the compensation committee at year-end based on amounts then remaining in the bonus pool which were advisory and played a significant role in evaluating individual performance. The compensation committee exercised final authority to determine all compensation decisions for which it was responsible, and was not restricted by these recommendations, estimates and suggestions.

Under its charter, the compensation committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. Since December 2007, the compensation committee has directly retained an independent compensation consultant, Pearl Meyer & Partners, or PM&P, to periodically assist the committee in establishing and implementing executive and trustee compensation strategy, interpreting competitive compensation data and trends, designing individual executive compensation packages, including but not limited to the amount and form of total compensation and its individual components, and compliance and disclosure matters relating to executive and trustee compensation. In 2012, Pearl Meyer & Partners was consulted regarding competitive compensation data and trends for certain named executives and trustee compensation advice.

The compensation committee has considered the independence of PM&P in light of new SEC rules and NYSE listing standards. The compensation committee requested and received a letter from PM&P addressing the consulting firm's independence, including the following factors: (1) other services provided to the company by the consulting firm; (2) fees paid by the committee as a percentage of the consulting firm's total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the compensation committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. In particular, the independent compensation consultant reports directly and exclusively to the compensation committee and receives no other fees from RAIT apart from its role as advisor to the compensation committee. PM&P periodically interacts with RAIT management or employees to gather and review information related to the executive or trustee compensation program, but such work is done only at the direction of the compensation committee. PM&P does not perform any services unrelated to executive and trustee compensation. Based on its review, the compensation committee concluded that PM&P’s work did not raise any conflict of interest and accordingly, the compensation committee considers PM&P to be independent from our management and independent under NYSE standards for compensation committee consultants mandated by the Dodd-Frank Act.

During 2012, the compensation committee engaged the law firm of Duane Morris LLP, or Duane Morris, to advise it regarding amendments to the employments agreements between RAIT and some of the named executives and the awards to be made under the incentive award plan. Duane Morris attorneys are also engaged by RAIT to represent RAIT. The compensation committee has reviewed these engagements using the factors set forth in NYSE standards for compensation committee consultants mandated by the Dodd-Frank Act. The compensation committee considers the attorneys at Duane Morris who represent the compensation committee to be independent from our management and independent under these standards.

As noted above, Mr. Promislo serves as a consultant to the compensation committee and the board. Mr. Promislo receives no other fees from RAIT apart from this service. The compensation committee has final authority to review and approve Mr. Promislo’s consulting arrangements. Mr. Promislo had always been determined to be an independent trustee under RAIT’s trust governance guidelines prior to his retirement from the board in 2011. Accordingly, the compensation committee considers Mr. Promislo to be independent from our management and independent under NYSE standards for compensation committee consultants mandated by the Dodd-Frank Act.

All of the members of the compensation committee have been determined by the board to be independent under our independence standards, including applicable NYSE listing standards. The compensation committee is comprised of Mr. Makadon, as Chairman, Mr. Brown and Mr. Stempel. As noted above, Mr. Quigley resigned from the compensation committee and was replaced by Mr. Brown on October 17, 2012.

Nominating and Governance Committee

The nominating committee is appointed by the board to:

•

assist the board in maintaining an effective and knowledgeable board, including by identifying individuals qualified to become trustees and recommending to the board the trustee nominees for the next annual meeting of shareholders and the trustees to be appointed to the audit, compensation and nominating committees, and

•	develop and recommend for the board of trustee’s consideration governance guidelines for RAIT.

The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for trustee. In recommending trustee nominees to the board, the nominating committee solicits candidate recommendations from its own members, other trustees and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential trustee nominees. The nominating committee assesses the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the nominating committee considers whether to fill those vacancies and, if applicable, considers various potential trustee candidates. These candidates are evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. The nominating committee seeks to make its recommendations for trustee nominees for each annual meeting to the board at its first meeting held each year.

The nominating committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The nominating committee seeks to ensure that the membership of the board and each committee of the board satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents, as well as to provide trustees who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the nominating committee may look for in any particular trustee nominee depends on the qualifications, qualities, experience and skills of the rest of the trustees at the time of any vacancy on the board. The nominating committee does not have a formal policy regarding the consideration of diversity in identifying trustee nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a trustee of RAIT as a result of their sex, race, religion, creed, sexual orientation or disability. Our trust governance guidelines provide that no trustee may be nominated to a new term if he or she would be age 75 or older on the date of the election.

The nominating committee will consider candidates for nomination as a trustee recommended by shareholders, trustees, officers, third party search firms and other sources. In evaluating candidates, the nominating committee considers the attributes of the candidate and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. The nominating committee will consider individuals recommended by shareholders for nomination as a trustee in accordance with the procedures described under “Shareholder Proposals and Nominations.”

All of the members of the nominating committee have been determined by the board to be independent under the independence standards, including applicable NYSE listing standards. The nominating committee is comprised of Mr. Stempel, as Chairman, Ms. Kim and Mr. Sarkisian. As noted above, Mr. Quigley resigned from the nominating committee and was replaced by Mr. Sarkisian on October 17, 2012.

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our shareholders to approve the selection of Grant Thornton, LLP, or Grant Thornton, as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2013. Although approval is not required by our bylaws or otherwise, the board is submitting the selection of Grant Thornton to our shareholders for approval as a matter of good corporate practice. The audit committee has engaged Grant Thornton to review our financial statements for the first three quarters of 2013 but has not yet engaged an independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2013. If Grant Thornton is not approved, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if Grant Thornton is approved, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of RAIT and our shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION OF GRANT THORNTON TO AUDIT THE FINANCIAL STATEMENTS OF RAIT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

We expect that representatives of Grant Thornton will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of our last two fiscal years.

	2012	2011
Audit Fees(1)	$1,092,240	$817,878
Audit-Related Fees(2)	35,000	35,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$1,127,240	$852,878

(1)	Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of our consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, audits of our consolidated subsidiaries and its reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years. Audit fees include fees of $221,637 and $102,091 associated with the registration and/or issuance of our common shares during 2012 and 2011, respectively.

(2)	Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not disclosed under “Audit Fees” above. These services consisted primarily of preparation of attestation reports regarding our compliance with minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (USAP), employee benefit plan audits and accounting consultations in 2012 and 2011.

(3)	Tax fees would consist of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning; however, no such services were rendered in the relevant periods.

(4)	All other fees would consist of the aggregate fees billed for products and services provided by Grant Thornton other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit- related services described above were pre-approved by the audit committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The audit committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

PROPOSAL 3. OTHER MATTERS

As of the date of this proxy statement, the board does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the annual meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all common shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of RAIT as of March 15, 2013, is the beneficial owner of more than 5% of the outstanding common shares. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common shares issuable pursuant to warrants or convertible notes are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Shares	ARS VI Investor I, LLC	6,455,150	(1)	9.6%
Common Shares	BlackRock, Inc.	3,519,528	(2)	5.8%
Common Shares	RIMA Senvest Management, L.L.C.	5,495,992	(3)	8.3%

(1)	Information obtained from the Schedule 13D/A filed with the SEC on December 19, 2012 by Almanac Realty Securities VI, L.P., or the fund, Almanac Realty Partners VI, LLC, the general partner of the fund, or the general partner, ARS VI Investor I, LLC, a wholly-owned subsidiary of the fund, or the investor, and Matthew W. Kaplan, an individual and a managing member of the general partner, who we collectively refer to as the investor reporting parties, and from the annual report. The Schedule 13D/A reports that the fund, general partner, the investor and Mr. Kaplan are each the beneficial owner of 6,455,150 common shares, that the fund, general partner and the investor have shared voting and dispositive power with respect to these shares and that Mr. Kaplan has sole voting and dispositive power with respect to these shares. These common shares are issuable pursuant to warrants, or the investor warrants, issued by RAIT to the investor in the investor transactions. As reported in the annual report, the number of common shares issuable pursuant to the investor warrants has adjusted in accordance with its terms to 6,560,331 common shares. The investor warrants provide that we are not obligated to issue any common shares upon exercise of the investor warrants if the issuance of such common shares would exceed NYSE limits unless we obtain, at our option, shareholder approval of such issuance in accordance with NYSE rules. We refer to the number of common shares that can be issued without exceeding such limits as the exchange cap, which is equal to 9,931,000 common shares assuming all the investor warrants issued or issuable in connection with the investor transactions are issued. Until that approval is obtained, the number of common shares issuable under any investor warrant is capped at the portion of the exchange cap equal to the portion of the total number of issued or issuable investor warrants represented by the investor warrant being exercised. Any common shares issuable in excess of the exchange cap would be settled with cash or a note for the equivalent value of the excess common shares. As a result, although the common shares underlying the investor warrants have adjusted, the number of common shares issuable under the investor warrants remains limited to the number permitted under the exchange cap reported above. To assist us in maintaining our qualification as a real estate investment trust, or REIT, our declaration of trust generally prohibits any shareholder from directly or indirectly owning more than 8.3% of our outstanding common shares, or the ownership limit, unless our board approves a waiver of the ownership limit. In connection with the investor transactions, our board granted a waiver of the ownership limit to the investor. The principal business address of the investor reporting persons is c/o Almanac Realty Investors, 1251 Avenue of the Americas, 44th Floor, New York, NY, 10020.

(2)

Information obtained from the Schedule 13G/A filed by BlackRock, Inc. on behalf of itself and BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Canada Limited, and BlackRock Fund Advisors with the SEC on February 11, 2013. BlackRock, Inc. is the beneficial owner of 3,519,528 common shares, of which it has both sole voting power and sole dispositive power. The principal business address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)	Information obtained from the Form 3, or the RIMA Form 3, filed by RIMA Senvest Management, L.L.C. (formerly known as RIMA Management, LLC.), or RIMA, on December 9, 2011 reporting that it indirectly beneficially owned our 7.00% Convertible Senior Notes due 2031, or the 7% convertible senior notes, and common shares, and the Form 4, or the RIMA Form 4, filed by RIMA on June 7, 2012 reporting that it indirectly beneficially owned 3,436,547 common shares. The RIMA Form 3 and RIMA Form 4 report that these securities are held in the accounts of several investment partnerships and investment funds, or the RIMA investment vehicles, for which RIMA serves as investment manager or general partner and note that Richard Mashaal is the managing member of RIMA and that RIMA and Mr. Mashaal may be deemed to beneficially own the securities held by the RIMA investment vehicles by virtue of RIMA’s position as investment manager or general partner of the RIMA investment vehicles and Mr. Mashaal’s status as the managing member of RIMA. RIMA filed a Schedule 13G/A on February 14, 2013 in which it reported that RIMA and Mr. Mashaal each had shared voting and dispositive power regarding 6,703,287 common shares and that Senvest Master Fund, L.P., or SMF, had shared voting power and dispositive power regarding 4,224,048 common shares. Our 7% convertible senior notes provide that no holder of our 7% convertible senior notes is entitled to receive common shares upon a conversion thereof to the extent that receipt of such common shares would cause such holder (together with the affiliates of such holder) to exceed the ownership limit. As a result, in calculating the common shares beneficially owned by RIMA in the table above, we are including common shares underlying the 7% convertible senior notes only to the extent they would not exceed the ownership limit. The principal business address of RIMA and Mr. Mashaal is RIMA Senvest Management, LLC, 110 East 55th Street, Suite 1600, New York, NY 10022 and the principal business address of SMF is c/o Goldman Sachs (Cayman) Trust, Limited, dba Goldman Sachs Administration Services, Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.

The following tables set forth the number and percentage owned as of March 15, 2013 by each of our present trustees, each of our present named executives, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be named executives) and trustees as a group of:

•	common shares;

•	7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series A preferred shares;

•	8.375% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series B preferred shares;

•	8.875% Series C cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series C preferred shares; or

•	Series D cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, or Series D preferred shares.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common shares issuable pursuant to vested options, warrants or share appreciation rights are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Shares	Trustees:
	Scott F. Schaeffer	319,782	(1)	*
	Andrew Batinovich	10,000		*
	Edward S. Brown	44,187	(2)	*
	Frank A. Farnesi	47,952	(3)	*
	S. Kristin Kim	44,659	(4)	*
	Arthur Makadon	36,993	(5)	*
	Jon C. Sarkisian	17,839	(6)	*
	Andrew M. Silberstein	—	(7)
	Murray Stempel III	43,777	(8)	*

	Non-Trustee Executive Officers:
	Raphael Licht	114,153	(9)	*
	Ken R. Frappier	93,007	(10)	*
	James J. Sebra	76,603	(11)	*

	Other Named Executive:
	Jack E. Salmon	95,034	(12)	*

	All trustees, executive officers and other named executive as a group:
	(13 persons)	943,986		1.6%

*	Does not exceed 1%

(1)	Includes 152,337 common shares directly held by Mr. Schaeffer, 3,666 common shares held in a RAIT 401(k) plan account for the benefit of Mr. Schaeffer, 12,500 common shares issuable upon exercise of vested options granted under the incentive award plan, 105,000 unvested restricted common shares and 46,279 net common shares issuable pursuant to vested stock appreciation rights based on the closing price of our common shares on March 15, 2013 of $7.39.

(2)	Includes 7,256 restricted common shares and 3,333 common shares owned by the Brown Family Limited Partnership. The sole limited partners of this limited partnership are trusts for the benefit of the children of Mr. Brown. The sole general partner of this limited partnership is a limited liability company whose sole members are these trusts and whose sole manager is an individual who is not a member of Mr. Brown’s family. None of Mr. Brown’s children share the reporting person’s household at this time and he disclaims beneficial ownership of these common shares.

(3)	Includes 7,256 restricted common shares.

(4)	Includes 7,256 restricted common shares and 3,333 common shares issuable upon exercise of vested options granted under the incentive award plan.

(5)	Includes 7,256 restricted common shares.

(6)	Includes 7,256 restricted common shares.

(7)	Excludes 6,455,150 common shares issuable upon the exercise of the investor warrants. Mr. Silberstein is an officer of the investor, indirectly holds an equity interest in the investor and is the investor’s designee to serve on the board pursuant to the investor’s rights under the purchase agreement relating to the investor transactions. Mr. Silberstein disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. These investor warrants are described in the beneficial ownership table above naming the investor. The board granted a waiver to the investor with respect to the ownership limitation.

(8)	Includes 7,256 restricted common shares and 1,796 common shares held in a trust for the benefit of Mr. Stempel’s spouse.

(9)	Includes 70,132 common shares held directly by Mr. Licht, 25,000 unvested restricted common shares, 17,355 net common shares issuable pursuant to vested stock appreciation rights based on the closing price of our common shares on March 15, 2013 of $7.39 and 1,666 common shares, in the aggregate, held in two UGMA accounts for the benefit of Mr. Licht’s children, as to which Mr. Licht disclaims beneficial ownership. Excludes 1,000 common shares held by Mr. Licht’s father, as to which Mr. Licht disclaims beneficial ownership.

(10)	Includes 42,625 common shares directly held by Mr. Frappier, 1,194 common shares held in a RAIT 401(k) plan account for the benefit of Mr. Frappier, 1,000 common shares held by Mr. Frappier’s spouse, 833 common shares issuable upon exercise of vested options granted under the incentive award plan, 30,000 unvested restricted common shares and 17,355 net common shares issuable pursuant to vested stock appreciation rights based on the closing price of our common shares on March 15, 2013 of $7.39.

(11)	Includes 34,248 common shares directly held by Mr. Sebra, 25,000 unvested restricted common shares and 17,355 net common shares issuable pursuant to vested stock appreciation rights based on the closing price of our common shares on March 15, 2013 of $7.39.

(12)	Includes 77,679 common shares directly held by Mr. Salmon and 17,355 net common shares issuable pursuant to vested stock appreciation rights based on the closing price of our common shares on March 15, 2013 of $7.39. Mr. Salmon resigned from RAIT effective February 28, 2013.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series A Preferred Shares	Trustees:
	Scott F. Schaeffer	10,000		*
	Andrew Batinovich	—		—
	Edward S. Brown	—		—
	Frank A. Farnesi	—		—
	S. Kristin Kim	—	(1)	—
	Arthur Makadon	—		—
	Jon C. Sarkisian	—		—
	Andrew M. Silberstein	—		—
	Murray Stempel, III	—		—

Non-Trustee Executive Officers:
	Raphael Licht	—		—
	Ken R. Frappier	—		—
	James J. Sebra	250		*

Other named executive:
	Jack E. Salmon	—		—

All trustees, executive officers and other named executive as a group:
	(13 persons)	10,250		*

*	Does not exceed 1%

(1)	Excludes 2,000 Series A preferred shares held by Ms. Kim’s mother. Ms. Kim disclaims beneficial ownership of these Series A preferred shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series B Preferred Shares	Trustees:
	Scott F. Schaeffer	—	—
	Andrew Batinovich	—	—
	Edward S. Brown	—	—
	Frank A. Farnesi	—	—
	S. Kristin Kim	—	—
	Arthur Makadon	—	—
	Jon C. Sarkisian	—	—
	Andrew M. Silberstein	—	—
	Murray Stempel, III	—	—

Non-Trustee Executive Officers:
	Raphael Licht	—	—
	Ken R. Frappier	—	—
	James J. Sebra	—	—

Other named executive:
	Jack E. Salmon	—	—

All trustees, executive officers and other named executive as a group:
	(13 persons)	—	—

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series C Preferred Shares	Trustees:
	Scott F. Schaeffer	—	—
	Andrew Batinovich	—	—
	Edward S. Brown	—	—
	Frank A. Farnesi	—	—
	S. Kristin Kim	—	—
	Arthur Makadon	—	—
	Jon C. Sarkisian	—	—
	Andrew M. Silberstein	—	—
	Murray Stempel, III	—	—

Non-Trustee Executive Officers:
	Raphael Licht	300	*
	Ken R. Frappier	—	—
	James J. Sebra	—	—

Other named executive:
	Jack E. Salmon	—	—

All trustees, executive officers and other named executive as a group
	(13 persons)	300	*

*	Does not exceed 1%

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series D Preferred Shares	Trustees:
	Scott F. Schaeffer	—		—
Andrew Batinovich
	Edward S. Brown	—		—
	Frank A. Farnesi	—		—
	S. Kristin Kim	—		—
	Arthur Makadon	—		—
	Jon C. Sarkisian	—		—
	Andrew M. Silberstein	—	(1)	—
	Murray Stempel, III	—		—

Non-Trustee Executive Officers:
	Raphael Licht	—		—
	Ken R. Frappier	—		—
	James J. Sebra	—		—

Other named executive:
	Jack E. Salmon	—		—

All trustees, executive officers and other named executive as a group
	(13 persons)	—		—

(1)	Excludes 2,600,000 Series D preferred shares owned directly by the investor, which represents 100% of the Series D preferred shares outstanding. Mr. Silberstein is an officer of the investor, indirectly holds an equity interest in the investor and is the investor’s designee to serve on the board pursuant to the investor’s rights under the purchase agreement relating to the investor transactions. Mr. Silberstein disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. The board granted a waiver to the investor with respect to the 9.8% ownership limitation applicable to each series of preferred shares in our declaration of trust.

NON-TRUSTEE EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of our executive officers who is not also a trustee. For our officer who is also a trustee, Scott F. Schaeffer, this information can be found above under “Proposal 1. Election of Trustees—Names of Trustees, Principal Occupations and Other Information.”

James J. Sebra, age 37, has served as our chief financial officer and treasurer since May 2012 and as our senior vice president and chief accounting officer from May 2007 to May 2012. Mr. Sebra has served as IRT’s chief financial officer since May 2012 and as IRT’s treasurer since January 2011. Mr. Sebra joined RAIT in connection with the TRFT acquisition having served as TRFT’s vice president and chief accounting officer since June 2005. Prior to joining TRFT, Mr. Sebra was the controller of Brandywine Realty Trust, a publicly held real estate investment trust, from 2004 through 2005. From 1998 through 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms.

Raphael Licht, age 45, has served as our chief operating officer since February 2009, our secretary since December 2006, and our chief legal officer and chief administrative officer from December 2006 to February 2009. Mr. Licht joined RAIT in connection with the TRFT acquisition having served as TRFT’s chief legal officer and secretary since March 2005 and executive vice president and chief administrative officer since April 2006. Mr. Licht served as a director of IRT from January 2011 to March 2011. Mr. Licht also served as the chief legal officer of Cohen & Company from 2001 until April 2006. From 2000 until 2001, Mr. Licht served as general counsel at iATM global.net Corporation, an ATM software joint venture between TRM Corporation and NCR Corporation. From 1997 until 2000, Mr. Licht was an associate with Morgan Lewis & Bockius LLP, a law firm, specializing in structured finance and securitizations. From 1996 until 1997, Mr. Licht was an associate at Ledgewood, P.C., a law firm, specializing in real estate and securities law.

Ken R. Frappier, age 60, has served as our executive vice president-portfolio and risk management since May 2011, our executive vice president-risk management from February 2008 to May 2011, our chief credit officer from December 2006 to February 2008 and served as our senior vice president-portfolio and risk management from April 2002 to December 2006. From December 1999 until he joined RAIT, Mr. Frappier was a senior vice president and regional chairman of the senior officers’ loan committee in Pennsylvania and Southern New Jersey for Hudson United Bank (a commercial bank), following the merger of Hudson United Bancorp (a bank holding company) and JeffBanks, Inc., (a bank holding company) of which Mr. Frappier had been senior vice president since 1993. Before 1993, Mr. Frappier was an executive vice president for Dominion Bancshares Corporation’s, or Dominion, Greater Washington Region (Northern Virginia, Washington, D.C. & Maryland) and, before the acquisition of State National Bank, or State, by Dominion in 1987, he was senior vice president and senior lender at State. Before 1977, he was a national bank examiner for the Comptroller of the Currency, a bureau of the U.S. Treasury Department.

EXECUTIVE OFFICER AND TRUSTEE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our compensation policies are intended to compensate and reward executive officers who build long-term value for our shareholders and to provide appropriate compensation packages to attract, motivate, reward and retain talented and experienced executive officers. RAIT’s compensation committee has designed executive compensation programs to carry out these policies by rewarding performance that is directly relevant to our long-term success and goals relating to building value and generating distributions to our shareholders. The primary components of executive pay include base salary, annual cash bonuses and equity-based compensation. Our compensation committee is also responsible for applying our compensation policies by setting the base salary, annual bonuses and equity-based compensation for our executive officers, including our named executives, as well as setting equity-based compensation for all employees. Our named executives and their principal offices during 2012 were:

•	Mr. Schaeffer, our chairman and chief executive officer;

•	Mr. Sebra, our chief financial officer;

•	Mr. Licht, our chief operating officer;

•	Mr. Frappier, our executive vice-president—portfolio and risk management; and

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In addition, Mr. Salmon, our former chief financial officer, is a named executive because he served as our chief financial officer in 2012 through May 2012. Mr. Salmon resigned from RAIT in February 2013.

See “Executive Officer Compensation” below. The role of our compensation committee, its use of an independent compensation consultant and the participation of executive officers in the compensation process are discussed above in “Information Concerning Our Board of Trustees, Committees and Governance-Compensation Committee.”

2012 Company Performance

In applying our compensation policies to the named executives in 2012, the compensation committee sought to recognize the executive management team’s financial and strategic accomplishments during 2012. RAIT achieved significant asset growth and improved asset performance in 2012. During 2012, RAIT originated $375.5 million of commercial real estate loans, had payoffs totaling $238.0 million, resulting in net loan growth of $137.5 million, which includes CMBS eligible loans. RAIT’s business originating CMBS eligible loans continued to develop as indicated by the loan production of $119.3 million during 2012. These loans have either been securitized or are awaiting securitization later in 2013. With regards to RAIT’s owned commercial and multi-family real estate portfolios, RAIT continues to see improvements in the key measures of their performance: occupancy and rental rates. As a result, the rental income at RAIT’s owned properties increased to $103.9 million during 2012 while real estate operating expenses remained relatively consistent compared to 2011. RAIT’s asset growth and asset performance resulted in 72% growth in its adjusted funds from operations and 111% growth in its operating income during 2012. While RAIT generated a GAAP net loss allocable to common shares of $182.8 million caused primarily by non-cash changes in the fair market value of some of its investments, the compensation committee believed RAIT continues to successfully implement a multi-strategy approach focused on achieving growth and stability and enhancing RAIT’s integrated commercial and multi-family real estate business with synergistic business lines in commercial and multi-family real estate lending, owning commercial and multi-family real estate and acting as an asset and property manager. This has led to improving cash flow and capital access, stable and growing dividends and a strong pipeline of investment opportunities. RAIT provides an analysis of its financial and operational performance and describes these new business initiatives in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the annual report filed with the SEC.

2012 Compensation Decisions

We believe that RAIT has an outstanding management team and that their long-term commitment and experience is crucial to our future performance. We discuss below the decisions made by the compensation committee in evaluating RAIT’s 2012 performance and the alignment with the compensation of our named executives. The “Summary Compensation Table” below shows increases in the total compensation for the named executives. As discussed in “Equity Compensation” below, this is due primarily to the share appreciation rights, or SARs, awards made by the compensation committee to the named executives in January 2012, or the January 2012 SARs awards, which were intended to relate to RAIT’s 2011 performance and also to address the extended period since the named executives had previously received equity compensation. In May 2012, RAIT’s shareholders approved amending and restating the incentive award plan which substantially increased the number of common shares issuable under the incentive award plan. In January 2013, the compensation committee made awards of restricted common shares and SARs to the named executives which were intended to relate to RAIT’s 2012 performance. In addition, as discussed in “Implementing Our Objectives-Employment Agreements” below, the compensation committee approved amending the employment agreements of Mr. Sebra, Mr. Frappier and Mr. Salmon as well as a separation agreement with Mr. Salmon. In the case of Mr. Sebra and Mr. Salmon, these amendments increased the scope of their covenants not to compete, and removed from these employment agreements the tax gross-up provisions relating to parachute payments (as defined in IRC Section 280G). Mr. Frappier’s employment agreement had previously been amended to accomplish these goals and was amended to conform his disability benefit to those of other named executives.

Equity Compensation: The compensation committee believes equity-based compensation is important to align the interests of our named executives with our shareholders. At RAIT’s 2012 annual meeting of shareholders, RAIT’s shareholders approved amending and restating the incentive award plan, including increasing the total number of common shares authorized for issuance under the incentive award plan from 1,500,000 common shares to 4,000,000 common shares, an increase of 2,500,000 common shares.

In 2011, the year prior to this shareholder approval, the limited number of common shares available under the incentive award plan restricted the compensation committee’s ability to award equity-based compensation. As a result, the compensation committee evaluated alternative methods of providing equity-based compensation to the named executives but did not make any awards in 2011. In January 2012, the compensation committee made the January 2012 SARs awards which vest in three equal annual installments and have a five year term (subject to earlier termination if the named executive’s employment ends). These SARs initially provided that they could be settled in cash or common shares, in the discretion of the compensation committee. Awards aggregating 1,500,000 SARs were made to the named executives with a grant date fair value of approximately $4.2 million, in the aggregate, based on a Black-Scholes option pricing model at the date of grant. The compensation committee evaluated the January 2012 SARs awards in light of the extended period since the named executives’ prior equity compensation awards, RAIT’s overall business and financial progress since the prior equity compensation awards and the compensation committee’s belief in the benefits to RAIT’s shareholders of having its executive officers own RAIT’s securities or, in the case of SARs, a security whose value is based on the performance of the common shares.

After RAIT’s shareholders approved the amendment and restatement of the incentive award plan, the compensation committee had more flexibility with respect to equity-based compensation. In January 2013, the compensation committee determined that any exercise of the January 2012 SARs awards would be settled in common shares, not cash, to the extent common shares were available under the incentive award plan. In addition, in January 2013, the compensation committee made awards of SARs and restricted common shares to the named executives intended to relate to RAIT’s 2012 performance. The SARs vest in three equal annual installments and have a five year term (subject to earlier termination if the named executive’s employment ends). These SARs provide that they could be settled in cash or common shares, in the discretion of the compensation committee. Awards aggregating 565,000 SARs were made to the named executives valued at $666,700, in the aggregate, based on a Black-Scholes option pricing model at the date of grant. The compensation committee granted 185,000 restricted common share awards, in the aggregate, to the named executives valued at $1,274,650, in the aggregate, based on the closing stock price on the grant date. The restricted common share awards vest in three equal annual installments. In accordance with SEC rules, these January 2013 awards of SARs and restricted common shares are not reflected in the “Summary Compensation Table” below, which reflects only the grant date fair value of awards made in the relevant year.

Cash Compensation: The base salaries of the five named executive were not changed in 2012. The compensation committee awarded discretionary bonuses for 2012 to the named executives. The discretionary bonuses paid in 2012 as compared to 2011 were increased for Mr. Schaeffer and Mr. Sebra, were at the same level for Mr. Frappier and decreased for Mr. Licht and Mr. Salmon. The compensation committee did not establish a quantitative criteria-based bonus program for 2012 due to the difficulty and risk of setting fixed goals in a volatile economic environment. The compensation committee continues to consider whether to use discretionary bonuses, quantitative criteria-based bonus programs, other forms of cash awards or some combination of these alternatives in order to appropriately incentivize and reward RAIT’s executive officers. See “Compensation Decisions for the Named Executives in 2012” for a discussion of the factors considered by the compensation committee in setting compensation for each named executive.

2012 Pay Governance

RAIT seeks to maintain pay practices that foster good governance, which are demonstrated by:

•	Alignment of executive pay with shareholder value through equity compensation and meaningful stock ownership guidelines discussed below.

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Policies contained in RAIT’s insider trading policy prohibiting speculative transactions in RAIT securities such as short sales, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, certain forms of hedging or monetization transactions and restrictions on the use of margin accounts and pledges.

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The compensation committee’s engagement of an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

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All grants under the incentive award plan will be subject to the applicable provisions of any applicable clawback or recoupment policies, share trading policies and other policies that may be approved by the board or the compensation committee, as such policies may be in effect from time to time.

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Amendment of the employment agreements for Mr. Sebra and Mr. Salmon to remove the tax gross-up provision relating to parachute payments (as defined in IRC Section 280G). The employment agreements for Mr. Schaeffer and Mr. Frappier also do not contain any such tax gross-up provision. The compensation committee will seek not to provide any excise tax gross-ups in employment agreements it approves going forward.

Impact of 2011 Say-on-Pay Vote

RAIT held its first shareholder advisory vote on executive officer compensation as required under the federal securities laws at its 2011 annual meeting of shareholders held on May 17, 2011. More than 85% of the votes cast on such proposal were in favor of the compensation of the named executive officers, as that compensation was disclosed in the compensation discussion and analysis and the various compensation tables and narrative that appeared in our proxy statement dated March 21, 2011. The compensation committee considered these voting results as supportive of the compensation committee’s general executive compensation practices. The compensation committee will continue to take into account future shareholder advisory votes on executive compensation in order to determine whether any subsequent changes to RAIT’s executive compensation programs and policies would be warranted to reflect any shareholder concerns reflected in those advisory votes. Based on the voting preference of our shareholders, the frequency of future “say-on-pay” votes will be every three years. The next shareholder advisory vote on executive officer compensation will therefore occur in 2014.

Objectives of Our Compensation Policies

Our compensation policies for our named executives have the following objectives:

We seek to attract and retain key executives, including the named executives, by motivating them to achieve superior performance and rewarding them for that performance. Key elements of compensation may include one or more of the following:

•	a base salary that is determined in part by the named executive’s history of performance and prior compensation;

•

discretionary bonuses, quantitative criteria-based bonus programs, other forms of cash awards or some combination of these alternatives, that would be based on the compensation committee’s assessment of the named executive’s duties and performance within the context of the performance of RAIT or some designated portion of RAIT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of RAIT or some designated portion of RAIT; and

•

equity-based compensation in amounts that are based on the executive’s role and strategic impact with respect to long term objectives, the value of which is contingent upon the performance of RAIT’s common share price, and subject to vesting schedules that require continued service with RAIT.

We seek to align the interests of our named executives with our shareholders through long-term incentives in the form of equity-based compensation. As discussed above in “Executive Summary,” the compensation committee believes equity-based compensation is important to align the interests of our named executives with our shareholders. The compensation committee accordingly has made awards of SARs and restricted common shares to the named executives in 2012 and 2013 as described above.

Implementing Our Objectives

Determining Compensation. The compensation committee applies its business judgment in making compensation decisions and has sole discretion in making such decisions. In 2012, the compensation committee did not use pre-set formulas or weights for the factors it considered in determining the amount and mix of compensation elements, but the compensation committee reviewed RAIT’s financial, operating, strategic and stock performance and carefully evaluated each executive’s performance during the year against anticipated results, leadership qualities, operational performance, business responsibilities, career with RAIT, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions in 2012 for the named executives included:

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measuring RAIT’s performance using key financial criteria, principally including capital raised, rate of origination of commercial and multi-family real estate loans and amount of investments in real estate, operating income, AFFO and dividend paying capability;

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achieving strategic objectives principally including modifying and implementing a revised business model to focus on RAIT’s historical strength in commercial and multi-family real estate while pursuing new business initiatives originating CMBS eligible loans and sponsoring non-traded REITS;

•	achieving specific operational goals for areas led by the named executive; and

•	retaining key executives to provide management continuity in a volatile market.

No Reliance on Comparison Group. In making compensation decisions for 2012, while the compensation committee had access to market data about pay practices at certain real estate investment trusts and publicly traded companies of comparable size as general reference points for levels and structures, it did not materially rely on any of this data in making compensation decisions. As RAIT’s business strategy evolves and as the business models and compensation programs for the real estate industry change, the compensation committee expects to consider whether to resume using a comparison group in any material fashion. For 2012, the compensation committee emphasized comparisons with historical pay levels and internal pay equity in setting the compensation for the executive officers, without placing any specific weight on each factor. In addition, the compensation committee reviewed broad-based information about trends in real estate financing and /or asset management businesses in compensation practices as general context for its compensation determinations.

Allocation Between Equity Compensation and Cash Payments. The compensation committee strives to achieve an appropriate mix between base salary, cash bonuses and equity incentive awards in order to meet RAIT’s compensation objectives. However, any pay mix objective is not applied rigidly and does not control the compensation committee’s compensation decisions; it serves as another tool to assess an executive’s total pay opportunities and whether appropriate incentives have been provided in order to accomplish our compensation objectives. The compensation committee also seeks to balance compensation elements that are based on individual contributions toward achieving RAIT’s financial, operational and strategic goals with others that are based on the performance of our common shares and our dividend record. In 2012, the compensation committee increased the portion of the named executives’ compensation allocated to equity compensation since the named executives had not received equity awards since 2010 while the compensation committee developed strategies to address the limited number of shares available under the incentive award plan.

Allocation Among Types of Equity Compensation. From RAIT’s initial public offering in 1998 until 2004, the compensation committee granted stock options under the incentive award plan to RAIT’s executive officers and employees. From 2005 until 2010, the compensation committee granted phantom units to RAIT’s executive officers and employees under the incentive award plan. The compensation committee made this change because it viewed phantom units with dividend equivalents as a tangible and more effective compensation award. As discussed above in “Equity Compensation,” in 2012 the compensation committee made new equity compensation awards comprised of SARs to the named executives. Because of the limited number of common shares remaining issuable under the incentive award plan, the compensation committee made this change to utilize an available equity-based compensation that could be settled in cash or common shares. Since RAIT’s shareholders approved increasing the number of common shares issuable under the incentive award plan in May 2012, the compensation committee determined in January 2013 to settle the January 2012 SARs awards in common shares and made awards of SARs and restricted common shares. The compensation committee will evaluate whether to settle SARs issued in January 2013 in cash or common shares as they vest, subject to the availability of common shares under the incentive award plan. The compensation committee expects in general to settle SARs with common shares, but plans to make final decisions as vesting dates for SARs approach in order to have the most currently-available information. The January 2013 awards were allocated approximately one-third to SARs and two-thirds to restricted common share awards based on grant date fair value.

Equity Grant Practices. In October 2009, the compensation committee adopted an equity award grant policy providing that awards under the incentive award plan will be made only on a date that corresponds to the date of any quarterly meeting of the board. The compensation committee considers exceptions to this practice when a new non-employee trustee is appointed to the board or when an employee or executive officer is hired or promoted by RAIT. In that event, an award may also be made on any date in the period beginning when the appointment, hiring or promotion occurs and ending one month thereafter. The compensation committee charter provides that non-employee trustees are not eligible to receive compensatory payments triggered by a change in control of RAIT, other than pursuant to change in control provisions in equity awards, which may be comprised of options, phantom units, restricted stock units, or any other equity compensation awards. Fees and expense reimbursement relating to service on the board are not considered change in control payments. Also, the charter provides trustee options are to be priced based upon the market price of common shares on the grant date and will not be granted during blackout periods (as defined in RAIT’s insider trading policy as in effect from time to time), except that new trustees are eligible for a grant of options priced based upon the market price of common shares during a defined period of time after their appointment. In the event the compensation committee makes cash awards to non-management trustees which may be used to make purchases of common shares on the open market, such purchases have historically been scheduled to commence on the trading day immediately following the end of any “blackout period” then in effect, as defined in RAIT’s insider trading policy.

Stock Ownership Guidelines. In March 2011, the compensation committee adopted stock ownership guidelines, or the stock ownership guidelines, with the intent of encouraging close alignment of the interests of our trustees and senior management with our shareholders. The stock ownership guidelines apply to the following persons, including the named executives:

•	trustees on the board.

•	the following categories of officers:

•	the chairman of the board, president and CEO;

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other officers designated by the board as being “officers” of RAIT within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, subject to Section 16 of the Exchange Act, or Section 16 officers; and

•	officers of RAIT or any of its subsidiaries designated by the compensation committee, or designated officers.

The guideline for each trustee is to own eligible RAIT securities with a value equal to or exceeding five times the trustee’s annual cash retainer then in effect. Each trustee who is also an officer subject to the guidelines is subject to the stock ownership guidelines for officers. The guideline for each officer subject to the guidelines is to own eligible securities with a value equal to or exceeding the multiple of the annual base salary then in effect for the officer set forth below opposite the category the officer is in:

• chairman of the board, president and CEO	4x salary
• all other Section 16 officers	2x salary
• all designated officers	1x salary

As noted above, Mr. Schaeffer is our chairman of the board, president and CEO. There are currently three other Section 16 officers who are identified above in “Non-Trustee Executive Officers.” There are not currently any designated officers.

The guidelines, which were adopted in March 2011, provide that officers and trustees who do not meet the stock ownership guidelines have five years to achieve compliance, and must hold 100% of the net shares received from any awards made after the adoption of these stock ownership guidelines, including (a) 100% of net after-tax shares received upon vesting of full value share awards, and (b) 100% of net common shares received (in other words, net of exercise price and taxes) upon option exercise. Once achieved, compliance is expected for so long as the individual is subject to the stock ownership guidelines. Upon any increase in the trustee’s annual retainer, in the case of a trustee, or a senior officer’s base salary, in the case of such senior officer, the individual will have five years from the date of such increase to achieve compliance based on the increased level of annual retainer or base salary. Any trustee or senior officer becoming subject to the stock ownership guidelines for the first time after the adoption of the guidelines is expected to achieve compliance within five years. If a trustee or senior officer achieves his or her guideline at any time during the specified five-year period, then such trustee or senior officer will be considered to be in compliance as long as he or she continues to own the same number of eligible securities that were sufficient to meet the stock ownership guidelines. Compliance with the stock ownership guidelines is expected, but not mandatory. However, in the event of non-compliance by any senior officer or trustee, any subsequent equity-based compensation awarded to such senior officer or trustee may be structured in a manner that would result in compliance with the stock ownership guidelines.

In March 2012, the CFO, the administrator of the guidelines, determined that all the named executives had met the guidelines. The CFO also determined that all five of the non-employee trustees currently serving on the board who had served since the adoption of the guidelines met the guidelines. The CFO found that three new trustees who had joined the board since the adoption of the guidelines in December 2011, October 2012 and March 2013, respectively, each had a five year transition period from the respective dates they joined the board to do so.

Employment Agreements. All of RAIT’s executive officers, which are comprised of the named executives, have employment agreements with RAIT. The employment agreements set floor amounts for base salary and, in certain cases, bonus opportunities. In addition, these employment agreements have change-in-control and non-change in control severance protection for these executives. See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.” The compensation committee viewed these agreements as important components of a market-competitive executive compensation program and as critical compensation elements in support of the long-term retention of key executives. In 2012, as discussed above in “Executive Summary,” the employment agreements of Mr. Sebra and Mr. Salmon were amended to reflect changes in their respective positions with RAIT, adjust the formula for severance payments, increase the scope of their covenants not to compete, and to remove the tax gross-up provision relating to parachute payments (as defined in IRC Section 280G). Mr. Schaeffer’s and Mr. Frappier’s employment agreements also do not provide any tax gross-ups relating to parachute payments (as defined in IRC Section 280G). In addition, in 2012, the employment agreement of Mr. Frappier was amended to modify the definition of disability to reference RAIT’s long-term disability plan and to modify the amounts payable in the event of any such disability termination. The committee regularly reviews these employment agreements and severance protections and will periodically seek to make adjustments as competitive market practices evolve.

Risk Management and RAIT’s Compensation Policies and Procedures. As part of the board’s role in risk oversight, the compensation committee considers the impact of RAIT’s compensation plans, policies and practices, and the incentives created by the same, with respect to all employees, including executive officers, on RAIT’s risk profile. Based on this consideration, the compensation committee concluded that RAIT’s compensation policies and procedures are not reasonably likely to have a material adverse effect on RAIT. Some of the factors the compensation committee considered as mitigating the risks of RAIT’s compensation plans include:

•	The compensation committee retains discretion to determine incentive awards based on its consideration of multiple performance factors and does not rely on a purely formulaic approach;

•	Incentive awards made under the incentive award plan to any participant are capped on an annual basis under the terms of the incentive award plan;

•

While the compensation committee had access to market compensation data for certain REITs and compensation survey data for general industry companies, the compensation committee emphasized the comparison with historical pay levels and internal pay equity in making its 2012 pay determinations. This approach recognizes the difficulty of identifying peer companies of similar size, industry focus and performance history and avoids the tendency to target the market median regardless of performance;

•	RAIT would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct”; and

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Our stock ownership guidelines encourage close alignment of the interests of our trustees and senior management with our shareholders. These guidelines are monitored annually by the compensation committee.

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). The compensation committee periodically reviews the potential implications of Section 162(m) of the Internal Revenue Code, or IRC. This section generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and the next three highest paid executive officers (excluding the chief financial officer) in excess of $1,000,000 in any year unless the compensation is performance-based within the meaning of Section 162(m). Although the compensation committee will consider various alternatives for preserving the tax deductibility of compensation payments, the compensation committee reserves the right to award compensation to our executives that may not qualify under Section 162(m) as deductible compensation. Because of the discretionary cash bonuses and equity awards granted and vesting in 2012, a portion of our executive compensation expenses for the named executives may not be deductible for tax purposes in 2012. It is also likely that even if we were to adopt performance-based cash awards and performance-based equity awards in subsequent years, certain payments made to the named executives, such as previously awarded equity grants that vest in a subsequent year and discretionary cash awards, may not qualify for tax deduction under the provisions of Section 162(m). We do not expect that the payment of compensation that does not satisfy the requirements of Section 162(m) of the Code will have a material adverse federal income tax consequence to us.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The compensation committee takes Section 409A into account in determining the form and timing of compensation paid to our executives. RAIT intends to operate and administer its compensation arrangements in accordance with Section 409A.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by RAIT in connection with a change in control. A number of our employment agreements had previously provided for RAIT to pay amounts equal to the sum of any excise taxes payable by the executive officer by reason of the executive officer receiving any excess parachute payments plus the amount necessary to put the executive officer in the same after-tax position as if no excise taxes had been paid. Since 2011, the compensation committee has sought to remove these provisions if it was otherwise approving any material amendment of the employment agreements containing these provisions. As discussed above under “Employment Agreements,” in 2012, we amended the employment agreements of Mr. Sebra and Mr. Salmon to remove their respective Section 280G make whole provisions. We did not enter into any new agreements or materially amend the remaining existing agreement that includes a Section 280G make whole provision and believe that, based on its current terms, this other existing agreement is unlikely to generate excess parachute payments. The compensation committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures compensation payable to our named executives in connection with a change of control. The potential adverse tax consequences to RAIT and/or the named executive, however, are not necessarily determinative factors in such decisions.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which RAIT accounts for grants of equity-based compensation to our employees in our financial statements. The compensation committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), when determining the form and timing of equity compensation grants to employees, including our named executives. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the board determines that an executive officer has engaged in fraudulent or intentional misconduct, the board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of RAIT’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Under the Dodd-Frank Act, additional guidance will be forthcoming regarding mandatory recoupment of compensation. When such guidance is available, RAIT intends to adopt additional policies to implement the new requirements.

The Elements of Our Compensation

Annual Cash Compensation

Base Salary. Base salaries are not intended to compensate individuals for extraordinary performance or for above-average performance by RAIT. Base salaries for executive officers are determined in part based on the compensation committees’ general understanding of current compensation practices in other real estate financing and/or asset management businesses and REITs, and in part by prior compensation and by an assessment of individual performance relative to responsibilities and objectives for performance. Base salaries are reviewed annually by the compensation committee. All of our executive officers, including the named executives, have employment agreements with RAIT. Each employment agreement sets the executive’s base salary and provide that base salary may be increased but not decreased during the term of the agreement. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2012-Employment Agreements.”

Bonus Plan. Executive officers are eligible to receive annual bonuses, which have historically been based generally on our overall performance during the preceding year and the individual’s specific contribution to that performance. RAIT does not currently have a pre-determined defined bonus pool. The compensation committee, in its discretion, determines the allocation and amount of annual bonus payments to executive officers based on company performance. The salaries paid and the annual bonuses awarded to the named executives in 2012 are discussed below and shown in the Summary Compensation Table below. The compensation committee considers various alternatives in structuring bonus programs, including discretionary bonuses, quantitative criteria-based bonus programs, other forms of cash awards or some combination of these alternatives, that is based on the compensation committee’s assessment of the named executive’s duties and performance within the context of the performance of RAIT or some designated portion of RAIT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of RAIT or some designated portion of RAIT. For 2012, the compensation committee has made annual cash bonus payments based on criteria that, in its judgment and experience, most appropriately reflect the overall performance of RAIT and the relative bonus compensation performance of the respective officers.

Equity-Based Compensation

Equity-based compensation awards are designed to focus executive officers on the long-term goals and performance of RAIT. See “Allocation Among Types of Equity Compensation” above for a discussion of the types of equity compensation RAIT has awarded historically and its most recent award of SARs and restricted common share awards to the named executives. All terms of any equity based awards under the incentive award plan are determined by the compensation committee at the time of grant in accordance with the terms of the incentive award plan. Participation in the incentive award plan is at the discretion of the compensation committee and is determined by potential contribution to, or impact upon, the performance of RAIT or some designated portion of RAIT by the employee. A SAR is the right to payment, in cash or in common shares in the discretion of the compensation committee, of the amount of the appreciation on a common share during the period beginning on the date of grant and ending on the date of exercise of the SAR. In this regard, SARs serve both to reward and retain executives, as the value of the SARs is linked to the price of common shares on the relevant exercise date. A restricted common share award is an award of common shares subject to restrictions, primarily time-based vesting. The compensation committee believes restricted common share awards directly align the long term interests of the named executives to those of our common shareholders.

Other Compensation

RAIT provides certain other forms of compensation and benefits to the named executives, including limited perquisites and 401(k) matching contributions, as discussed below. The compensation committee has reviewed these other components of compensation in relation to the total compensation of the named executives, and determined that they are reasonable and appropriate. Our named executives do not receive compensation directly from IRT or any other entities we sponsor for the named executives’ service to such sponsored entities. The compensation committee considers such service in determining each named executive’s compensation from RAIT.

Perquisites. None of our named executives received perquisites equal to or greater than $10,000 in 2012. In general, we do not emphasize perquisites as part of the compensation packages we offer and seek to emphasize other elements.

401(k) Plan. The RAIT 401(k) plan offers eligible employees the opportunity on the same terms and conditions to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching cash contributions and potential profit sharing payments. RAIT currently provides a cash match equal to each employee’s contributions to the extent the contributions do not exceed 4% of the employee’s compensation and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. No discretionary profit sharing payments were made in 2012. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests 33% per year of service. All of the named executives participated in the RAIT Financial Trust 401(k) Plan in 2012. RAIT contributed employer matches on behalf of the named executives as set forth in footnote 4 in the Summary Compensation Table.

Post-Termination Compensation. We have employment agreements with members of our senior management team, including the named executives. Each of these agreements provides for payments and other benefits if the executive’s employment terminates under specified circumstances, including in the event of a “change in control”. See “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table in 2012—Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control” for a description of these severance and change in control benefits

The compensation committee believes that these severance and change in control arrangements are an important part of overall compensation for these named executives because they help to secure the continued employment and dedication of these named executives, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control. The compensation committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have customarily had similar agreements in place for their senior employees.

The executive employment agreements also contain provisions that prohibit the executive from disclosing RAIT’s confidential information and prohibit the executive from engaging in certain competitive activities or soliciting any of our employees or customers. An executive will forfeit his right to receive post-termination compensation if he breaches these or other restrictive covenants in the employment agreements. We believe that these provisions help ensure the long-term success of RAIT.

Compensation Decisions for the Named Executives in 2012

The specific compensation decisions made for each of the named executives for 2012 reflect the conditions and considerations described above in “Executive Summary.” Compensation decisions for each of the named executives were tailored to their specific situations and are separately discussed.

Scott F. Schaeffer. In 2012, Mr. Schaeffer’s base salary was maintained at an annual rate of $650,000, the level required by his employment agreement. The compensation committee granted Mr. Schaeffer a discretionary cash bonus of $1,000,000 in recognition of his performance for RAIT in 2012, an increase over the $600,000 bonus he was awarded for 2011. In January 2012, the compensation committee awarded Mr. Schaeffer 600,000 SARs vesting in three equal annual installments with a grant date value of $1,680,000 as part of the January 2012

SARs awards discussed above. As discussed above, the compensation committee awarded these SARs in recognition of Mr. Schaeffer’s service to RAIT in the period since 2010 when he (as well as the other named executives) had last been awarded equity compensation due to the limited number of common shares then issuable under the incentive award plan. SEC disclosure rules require reporting the grant date fair value of these awards in the Summary Compensation table for the year of the award, 2012. In January 2013, the compensation committee awarded Mr. Schaeffer equity compensation vesting in three equal annual installments with a grant date fair value of $1,101,050 comprised of SARs relating to 320,000 common shares with a grant date fair value of $377,600 and 105,000 restricted common share awards with a grant date fair value of $723,450. The compensation committee granted these January 2013 awards in recognition of Mr. Schaeffer’s performance for RAIT in 2012. The January 2013 equity awards discussed above related to fewer common shares than the January 2012 SARs awards primarily because the compensation committee felt it was in RAIT’s shareholders’ best interest for the January 2012 SARs awards to address the long period for which Mr. Schaeffer and the other named executives had not received equity compensation. The compensation committee intended by the January 2013 awards to return to annual consideration of appropriate equity compensation for the named executive to the extent practicable within the limits of the incentive award plan. The total compensation for Mr. Schaeffer reported for 2012 in the Summary Compensation Table substantially increased from 2011 primarily due to the grant date fair value of his January 2012 SARs award discussed above and also to an increase to his cash bonus. Mr. Schaeffer’s cash bonus and his equity grants for 2012 were greater than all other named officers to reflect Mr. Schaeffer’s critical roles as chairman, chief executive officer and president in the long term success of RAIT. Mr. Schaeffer was primarily responsible for developing and implementing the strategy for the balance sheet restructuring effort, including the retirement and maturity extension of recourse debt. and managing our capital markets relationships resulting in our December 2012 offering of common shares and the major investment contemplated by the purchase agreement entered into in October 2012 leading to the investor transactions. He has been instrumental in rebuilding and funding our core commercial and multi-family mortgage business resulting in increased loan opportunities and our CMBS securitizations, which continues to generate a considerable portion of RAIT’s cash flow. He has also set the strategy for the management of our owned portfolio of real estate which has resulted in an increase in property net operating income and cash flow. The compensation committee believes that it has been Mr. Schaeffer’s overall management skill and leadership that has enabled the executives and staff of RAIT to remain focused and productive through a difficult time.

James J. Sebra. In 2012, Mr. Sebra’s employment agreement was amended and restated to, among other things, remove the tax gross-up provision relating to parachute payments ( as defined in IRC Section 280G), reflect his promotion to serve as RAIT’s chief financial officer and treasurer, modify the calculation of termination payments to be made to Mr. Sebra in specified circumstances, and expand the definition of a “competing business” subject to the non-compete covenant and reduce the term thereof and make changes necessary or advisable to comply with Section 409A of the Internal Revenue Code of 1986. In 2012, Mr. Sebra’s salary was maintained at an annual rate of $363,000, the level required by his employment agreement. The compensation committee granted Mr. Sebra a discretionary cash bonus of $200,000 in recognition of his performance for RAIT in 2012, an increase over the $150,000 bonus he was awarded for 2011. In January 2012, the compensation committee awarded Mr. Sebra SARs relating to 225,000 common shares vesting in three equal annual installments with a grant date fair value of $630,000 as part of the January 2012 SARs awards discussed above. As discussed above for Mr. Schaeffer, these awards were intended to cover the period since 2010 when the named executives last received equity compensation. In January 2013, the compensation committee awarded Mr. Sebra equity compensation vesting in three equal annual installments with a grant date fair value of $260,750 comprised of SARs relating to 75,000 common shares with a grant date fair value of $88,500 and 25,000 restricted common share awards with a grant date fair value of $172,250. The compensation committee granted these January 2013 awards in recognition of Mr. Sebra’s promotion and performance for RAIT in 2012. The reason the fair value of Mr. Sebra’s January 2012 SARs award is greater than the fair value of his January 2013 awards is the same as the reason set forth above with respect to Mr. Schaeffer. The total compensation for Mr. Sebra reported for 2012 in the Summary Compensation table substantially increased from 2011 primarily due to the grant date fair value of his January 2012 SARs award discussed above and also to an increase to his cash bonus. Mr. Sebra’s portion of the overall cash bonus and equity grant pools was consistent with the importance of his position and performance. Mr. Sebra’s total compensation was comparable to the other named executives, except Mr. Schaeffer. Mr. Sebra is the leader of RAIT’s accounting group and the primary liaison with our accountants, Grant Thornton. He is responsible for RAIT’s and now IRT’s financial regulatory filings and accounting disclosures, which requires dealing with complex accounting issues. In addition, he functions as RAIT’s controller and budget officer, a highly important role in the nature of RAIT’s business activities.

Raphael Licht. In 2012, Mr. Licht’s salary was maintained at an annual rate of $480,000, the level required by his employment agreement entered into with TRFT in 2006. The compensation committee granted Mr. Licht a discretionary cash bonus of $200,000 in recognition of his performance for RAIT in 2012, a decrease from the $250,000 bonus he was awarded for 2011. In January 2012, the compensation committee awarded Mr. Licht SARs relating to 225,000 common shares vesting in three equal annual installments with a grant date fair value of $630,000 as part of the January 2012 SARs awards discussed above. As discussed above for Mr. Schaeffer, these awards were intended to cover the period since 2010 when the named executives last received equity compensation. In January 2013, the compensation committee awarded Mr. Licht equity compensation vesting in three equal annual installments with a grant date fair value of $260,750 comprised of SARs relating to 75,000 common shares with a grant date fair value of $88,500 and 25,000 restricted common share awards with a grant date fair value of $172,250. The compensation committee granted these January 2013 awards in recognition of Mr. Licht’s performance for RAIT in 2012. The reason the fair value of Mr. Licht’s January 2012 SARs award is greater than the fair value of his January 2013 awards is the same as the reason set forth above with respect to Mr. Schaeffer. The total compensation for Mr. Licht reported for 2012 in the Summary Compensation table substantially increased from 2011 primarily due to the grant date fair value of his January 2012 SARs award discussed above. Mr. Licht’s portion of the overall cash bonus and equity grant pools was consistent with the importance of his position and performance. Mr. Licht’s total compensation was comparable to the other named executives, except Mr. Schaeffer. In addition to Mr. Licht's general management responsibilities, which include providing oversight to our broker-dealer subsidiary and serving as our general counsel, during 2012 Mr. Licht was instrumental in developing and executing RAIT’s business development strategies which include, among others, IRT and expanding Jupiter Communities, LLC’s, our multifamily property manager subsidiary, third party management contracts with receiverships and tenants in common investment groups.

Ken R. Frappier. In 2012, Mr. Frappier’s employment agreement was amended to modify the definition of disability to reference RAIT’s long term disability plan and to modify the amounts payable in the event of any such termination. In 2012, Mr. Frappier’s salary was maintained at an annual rate of $385,000, the level required by his employment agreement. The compensation committee granted Mr. Frappier a discretionary cash bonus of $250,000 in recognition of his performance for RAIT in 2012, the same as the $250,000 bonus he was awarded for 2011. In January 2012, the compensation committee awarded Mr. Frappier SARs relating to 225,000 common shares vesting in three equal annual installments with a grant date fair value of $630,000 as part of the January 2012 SARs awards discussed above. As discussed above for Mr. Schaeffer, these awards were intended to cover the period since 2010 when the named executives last received equity compensation. In January 2013, the compensation committee awarded Mr. Frappier equity compensation vesting in three equal annual installments with a grant date fair value of $318,800 comprised of SARs relating to 95,000 common shares with a grant date fair value of $112,100 and 30,000 restricted common share awards with a grant date fair value of $206,700. The compensation committee granted these January 2013 awards in recognition of Mr. Frappier’s performance for RAIT in 2012. The reason the fair value of Mr. Frappier’s January 2012 SARs award is greater than the fair value of his January 2013 awards is the same as the reason set forth above with respect to Mr. Schaeffer. The total compensation for Mr. Frappier reported for 2012 in the Summary Compensation table substantially increased from 2011 primarily due to the grant date fair value of his January 2012 SARs award discussed above. Mr. Frappier’s portion of the overall cash bonus and equity grant pools was consistent with the importance of his position and performance. Mr. Frappier’s total compensation was comparable to the other named executives, except Mr. Schaeffer. Mr. Frappier is responsible for identifying and addressing credit performance issues in RAIT’s investment portfolios and bridge loans and CMBS loans, and managing the performance of RAIT’s securitizations to ensure, to the extent possible through negotiations for restructurings, exchanges and modifications, that RAIT’s commercial real estate securitizations continue to pass all performance tests He reviews new loans and investments as well as work-outs and asset management issues within our existing portfolio in an effort to enhance property values and to keep loan losses to a minimum.

Jack E. Salmon. In 2012, Mr. Salmon’s employment agreement was amended to, among other things, remove the tax gross-up provision relating to parachute payments (as defined in IRC Section 280G), reflect his new duties focused on IRT, modify the calculation of termination payments to be made to Mr. Salmon in specified circumstances, and expanding the definition of a “competing business” subject to the non-compete covenant, reduce the term thereof and make changes necessary or advisable to comply with Section 409A of the Internal Revenue Code of 1986. In 2012, Mr. Salmon’s salary was maintained at an annual rate of $484,000, the level required by his employment agreement. The compensation committee granted Mr. Salmon a discretionary cash bonus of $125,000 in recognition of his performance for RAIT in 2012, a decrease from the $250,000 bonus he was awarded for 2011. In January 2012, the compensation committee awarded Mr. Salmon SARs relating to 225,000 common shares vesting in three equal annual installments with a grant date fair value of $630,000 as part of the January 2012 SARs awards discussed above. As discussed above for Mr. Schaeffer, these awards were intended to cover the period since 2010 when the named executives last received equity compensation. The total compensation for Mr. Salmon reported for 2012 in the Summary Compensation table substantially increased from 2011 primarily due to the grant date fair value of his January 2012 SARs award discussed above. Mr. Salmon resigned from RAIT effective February 28, 2013. The compensation committee approved the terms of a separation agreement with Mr. Salmon, or the Salmon separation agreement, intended to implement the severance provisions of his employment agreement. Pursuant to the Salmon separation agreement and consistent with Mr. Salmon’s employment agreement, RAIT paid a severance amount to Mr. Salmon of $1,055,083 in February 2013. The unvested portion of his outstanding SARs was forfeited upon his resignation in accordance with their terms.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the compensation committee recommended to RAIT Financial Trust’s (“RAIT”) board of trustees that the Compensation Discussion and Analysis be included in RAIT’s annual report on Form 10-K for 2012 and RAIT’s 2013 proxy statement. This report is provided by the following independent trustees who comprise the committee:

Arthur Makadon, Chairman
Edward S. Brown
Murray Stempel, III

Executive Officer Compensation

The following table provides summary information about compensation expensed or accrued by RAIT during the fiscal year ended December 31, 2012, for the following persons, who we refer to as the named executives:

•	The person who served as our CEO during 2012: Scott F. Schaeffer.

•	The persons who served as our CFO during 2012: Jack E. Salmon until May 22, 2012 and James J. Sebra thereafter.

•

The remaining executive officers other than our CEO and CFO serving at the end of the fiscal year ended December 31, 2012 with total compensation in excess of $100,000: Raphael Licht, our chief operating officer and Ken R. Frappier, our executive vice-president—portfolio and risk management.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott F. Schaeffer Chief Executive Officer	2012	650,000	1,000,000	—	1,680,000	12,700	3,342,700
	2011	591,667	600,000	—	—	19,472	1,211,139
	2010	550,000	325,000	342,900	—	9,800	1,227,700

James J. Sebra Chief Financial Officer	2012	363,000	200,000	—	630,000	11,250	1,204,250
	2011	363,000	150,000	—	—	14,175	527,175

Raphael Licht Chief Operating Officer	2012	480,000	200,000	—	630,000	12,350	1,322,350
	2011	480,000	250,000	—	—	18,025	748,025
	2010	480,000	145,000	298,450	—	9,800	933,250

Ken R. Frappier Executive Vice- President —Portfolio and Risk Management	2012	385,000	250,000	—	630,000	11,600	1,276,600
	2011	370,000	250,000	—	—	15,441	635,441
	2010	325,000	250,000	203,200	—	9,800	788,000

Jack E. Salmon Former Chief Financial Officer(5)	2012	484,000	125,000	—	630,000	11,600	1,250,600
	2011	484,000	250,000	—	—	15,400	749,400
	2010	484,000	120,000	203,200	—	9,800	817,000

(1)	Each of the named executives contributed a portion of their salary to the RAIT 401(k) plan. These contributions are included in the “Salary” column in the year earned.

(2)	This column represents the aggregate grant date fair value of phantom unit awards granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on our closing stock price on the date of grant.

(3)	This column represents the aggregate grant date fair value of SARs granted to each of the named executives in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant.

(4)	The following table describes the components of the amounts set forth in the “All Other Compensation” column in the Summary Compensation Table.

Name	Year	Company Contributions to Retirement and 401(k) Plans ($)(a)	Dividend Equivalents on Phantom Units and Dividends on Restricted Stock ($)(b)	Total ($)(f)
Scott F. Schaeffer	2012	10,000	2,700	12,700
	2011	9,800	9,672	19,472
	2010	9,800	—	9,800

James J. Sebra	2012	10,000	1,250	11,250
	2011	9,800	4,375	14,175

Raphael Licht	2012	10,000	2,350	12,350
	2011	9,800	8,225	18,025
	2010	9,800	—	9,800

Ken R. Frappier	2012	10,000	1,600	11,600
	2011	9,800	5,641	15,441
	2010	9,800	—	9,800

Name	Year	Company Contributions to Retirement and 401(k) Plans ($)(a)	Dividend Equivalents on Phantom Units and Dividends on Restricted Stock ($)(b)	Total ($)(f)
Jack E. Salmon	2012	10,000	1,600	11,600
	2011	9,800	5,600	15,400
	2010	9,800	—	9,800

(a)	This column reports the total amount of RAIT matching contributions to the named executive’s RAIT 401(k) plan account, up to the limitations imposed under IRS rules. Under the RAIT 401(k) plan, RAIT provides a cash match of 4% of the employee contributions and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests 33% per year of service. Under the RAIT 401(k) plan during 2012, RAIT matched 4% of employee’s eligible compensation, but did not provide a 2% discretionary profit sharing match. See “Compensation Discussion and Analysis—The Elements of Our Compensation—Other Compensation—401(k) Plans”

(b)	Dividend equivalents are the right to receive an amount equal to the value of dividends paid on the common shares, as if the grant under the incentive award plan were common shares at the time of the dividend. This column reports the total amount of dividend equivalents paid to the named executives on their grants under the incentive award plan.

(5)	Mr. Salmon served as our chief financial officer until May 22, 2012 when he ceased to be an executive officer of RAIT. He thereafter served as a senior vice president of RAIT. He resigned from RAIT effective February 28, 2013.

Grants of Plan-Based Awards in 2012

The following table provides information about equity awards granted to the named executives in 2012.

Name	Grant Date	All other option awards: Number of securities underlying options (#)(1)	Exercise or base price of option awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Scott F. Schaeffer	1/24/2012	600,000	$5.68	$1,680,000
James J. Sebra	1/24/2012	225,000	$5.68	$630,000
Raphael Licht	1/24/2012	225,000	$5.68	$630,000
Ken R. Frappier	1/24/2012	225,000	$5.68	$630,000
Jack E. Salmon(3)	1/24/2012	225,000	$5.68	$630,000

(1)	This column shows the number of SARs granted in 2012 to the named executives. Each SAR represents the right to receive the excess of the fair market value (as determined under the incentive award plan) of a common share on the date of exercise over the fair market value of a common share on the grant date. These SARs vest in three equal annual installments on the anniversary of the grant date and have a five year term (subject to earlier termination if the named executive’s employment ends). These SARs initially provided that they could be settled in cash or common shares, in the discretion of the compensation committee. In January 2013, the compensation committee determined that any exercise of these SARs would be settled in common shares to the extent common shares are available under the incentive award plan.

(2)	This column shows the full grant date fair value of the SARs under ASC Topic 718 granted to the named executives in 2012. Generally, the full grant date fair value is the amount that RAIT would expense in its financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executives. The full grant date fair value is based on a Black-Scholes Option pricing model on the date of grant.

(3)	As discussed above, Mr. Salmon resigned from RAIT effective February 28, 2013. Upon his resignation, 150,000 of his SARs were forfeited in accordance with their terms.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2012

We provide additional disclosure below of factors relating to the Summary Compensation Table and Grants of Plan-Based Awards in 2012, including descriptions of the employment agreements of the named executives.

Employment Agreements

RAIT has entered into employment agreements with all of the named executives. The post-termination and severance provisions of these agreements are discussed in “Potential Payments on Termination or Change-In-Control” below.

Scott F. Schaeffer

Mr. Schaeffer’s employment agreement with RAIT has successive three year terms unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Schaeffer shall serve as RAIT’s chief executive officer and president. Mr. Schaeffer’s employment agreement also provides that he agrees to continue to serve as the chairman, subject to the board’s right to elect a different person to serve as chairman, and that the election by the board of a different person to serve as chairman shall not be deemed to be good reason for Mr. Schaeffer to terminate his employment agreement so long as (i) he continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman. Mr. Schaeffer’s employment agreement also provides that, during his employment term, RAIT will nominate him for election to the board at any meeting of the shareholders of RAIT where the election of the members of the board is included in the purposes of such meeting and that he shall serve as a member of the board subject to his election to the board by the shareholders. The agreement provides for Mr. Schaeffer’s base salary and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. Mr. Schaeffer is also eligible for bonuses as determined by the compensation committee and is entitled to a car allowance of not less than $500 per month. Mr. Schaeffer is entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to the our senior level executives as a group or to its employees generally and to participate in any short-term and long-term incentive programs (including the incentive award plan) established for our senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for his position. Mr. Schaeffer is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Schaeffer’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2012.”

James J. Sebra

In 2012, Mr. Sebra’s employment agreement was amended and restated to, among other things, remove the tax gross-up provision relating to parachute payments ( as defined in IRC Section 280G), reflect his promotion to serve as RAIT’s chief financial officer and treasurer, modify the calculation of termination payments to be made to Mr. Sebra in specified circumstances, expand the definition of a “competing business” subject to the non-compete covenant, reduce the term of the agreement and make changes to comply with Section 409A of the Internal Revenue Code of 1986. Mr. Sebra’s employment agreement with RAIT has a term of successive one year periods unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Sebra shall serve as RAIT’s chief financial officer and treasurer. The agreement provides for Mr. Sebra’s base salary and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The employment agreement provides that Mr. Sebra may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Sebra is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time.

Mr. Sebra is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Sebra’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2012.”

Raphael Licht

Mr. Licht’s employment agreement with RAIT has a term of successive one year periods unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Licht shall serve as RAIT’s chief operating officer and secretary (reporting to the chief executive officer) and provides for an annual base salary. Any increase in salary is subject to the discretion of the compensation committee. The employment agreement provides that Mr. Licht may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Licht is eligible to participate in the RAIT’s equity compensation plan and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Licht is subject to non-competition, non-solicitation and confidentiality restrictions under the agreement. Mr. Licht’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2012.”

Ken R. Frappier

In 2012, Mr. Frappier’s employment agreement was amended to modify the definition of disability to reference RAIT’s long term disability plan and to modify the amounts payable in the event of any such disability termination.

Mr. Frappier’s employment agreement with RAIT has a term of successive one year periods unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Frappier shall serve as RAIT’s executive vice president-portfolio and risk management. The agreement provides for Mr. Frappier’s base salary and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The employment agreement provides that Mr. Frappier may be eligible for an annual bonus which will be awarded by the compensation committee in its discretion. The employment agreement further provides that Mr. Frappier is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Frappier is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. Mr. Frappier’s base salary, bonuses awarded and equity and other compensation are described above in “Compensation for the Named Executives in 2012.”

Jack E. Salmon

Mr. Salmon had an employment agreement with RAIT and the compensation committee approved the Salmon separation agreement which evidenced Mr. Salmon’s resignation from RAIT in February 2013 and implemented the severance provisions of his employment agreement. Pursuant to the Salmon separation agreement and consistent with Mr. Salmon’s employment agreement, RAIT paid a severance amount to Mr. Salmon of $1,055,083 in February 2013.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the named executives at December 31, 2012. These awards are comprised of stock options and SARs Each award is shown separately for each named executive.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Scott F. Schaeffer	12,500 —	— 600,000	69.45 5.68	10/21/2013 1/23/2017
James J. Sebra	—	225,000	5.68	1/23/2017
Raphael Licht	—	225,000	5.68	1/23/2017
Ken R. Frappier	833 —	— 225,000	79.20 5.68	1/29/2014 1/23/2017
Jack E. Salmon	—	225,000	5.68	1/23/2017

Option Exercises and Stock Vested in Fiscal 2012

The named executives did not exercise any stock options during 2012 and no share awards vested in 2012.

Potential Payments on Termination or Change-In-Control

As noted under “Executive Compensation—Narrative to Summary Compensation Table—Employment Agreements,” we have entered into employment agreements with our named executives. These agreements provide for payments and other benefits if a named executive’s employment with us is terminated under circumstances specified in his respective agreement, including a “change in control” of RAIT (as defined in the agreement). A named executive’s rights upon the termination of his employment will depend upon the circumstances of the termination. The tables below summarize these rights and the amount of any payments and benefits due under the circumstances specified for the named executive indicated.

Scott F. Schaeffer

Under Mr. Schaeffer’s employment agreement, if his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, and he executes and does not revoke a mutual release, he will receive: (i) a lump sum cash severance payment equal to 2.25 times the sum of his base salary and average annual cash bonus for the three year period immediately prior to his termination of employment, (ii) a pro rata portion of his target bonus for the fiscal year of his termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus Mr. Schaeffer received for the three year period immediately prior to his termination of employment), (iii) continued medical coverage for 18 months for himself and his spouse and dependents as if he had continued in employment with RAIT, and (iv) all other amounts earned, accrued and owing but not yet paid to him. If his employment is terminated on account of his death or disability, he will receive all amounts earned and accrued as of such date and a pro rated target bonus for the fiscal year of his death or disability (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to 100% of his base salary).

Under his employment agreement, Mr. Schaeffer is responsible for all taxes due with respect to any amount payable to or other benefit receivable by him thereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code. However, the employment agreement provides that any amount or benefit deemed to be a parachute payment (as defined in IRC Section 280G) alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Schaeffer which is deemed to constitute a parachute payment, and would result in the imposition on Mr. Schaeffer of an excise tax under IRC Section 4999, shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by IRC Section 4999, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Schaeffer exceeds the net after-tax benefit received by Mr. Schaeffer if no such reduction was made.

“Cause” is defined in Mr. Schaeffer’s employment agreement as any of the following grounds for termination of Mr. Schaeffer’s employment: (a) Mr. Schaeffer shall have been convicted of a felony; (b) Mr. Schaeffer intentionally and continually fails substantially to perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Schaeffer’s incapacity due to physical or mental illness), which failure has been materially and demonstrably detrimental to RAIT and has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of RAIT, has been delivered to Mr. Schaeffer specifying the manner in which Mr. Schaeffer has failed substantially to perform; or (c) Mr. Schaeffer breaches the non-competition, non-solicitation, intellectual property and confidentiality restrictive covenants of the employment agreement.

“Good Reason” is defined in Mr. Schaeffer’s employment agreement as: (a) a reduction in Mr. Schaeffer’s annual rate of base salary; (b) a failure of RAIT to pay his base salary; (c) a significant adverse alteration in the nature or status of Mr. Schaeffer’s responsibilities (and non-election of Mr. Schaeffer to the board, the removal of Mr. Schaeffer from the position of CEO or president or requiring Mr. Schaeffer to report to any employee of RAIT shall be deemed to be a significant adverse alteration in the nature or status of Mr. Schaeffer’s responsibilities); provided, however, that the election by the board of a different person to serve as chairman shall not be deemed to be such an alteration so long as (i) Mr. Schaeffer continues to have his duties assigned to him by the board and (ii) no executive officers or other employees of RAIT have their duties assigned to them by the chairman; (d) any other material breach by RAIT of the employment agreement; or (e) relocation (without the written consent of Mr. Schaeffer) of RAIT’s executive offices to a location more than thirty (30) miles from its current location.

“Change of control” means the occurrence of any of the following: (a) the acquisition of the beneficial ownership, as defined under the Exchange Act, of 25% or more of RAIT’s voting securities or all or substantially all of the assets of RAIT by a single person or entity or group of affiliated persons or entities other than by a related entity (described below); or (b) the merger, consolidation or combination of RAIT with an unaffiliated entity, other than a related entity in which the trustees of RAIT immediately prior to such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity unless one-half of the board of directors of the surviving, new or combined entity, were trustees of RAIT immediately prior to such transaction and RAIT’s chief executive officer immediately prior to such transaction continues as the chief executive officer of the surviving, new or combined entity; or (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by RAIT’s shareholders of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of the period; or (d) the transfer of all or substantially all of RAIT’s assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to a related entity. A related entity means an entity that is an “affiliate” of Mr. Schaeffer, or any member of Mr. Schaeffer’s immediate family, as determined in accordance with Rule 12b-2 of the Exchange Act.

RAIT may terminate Mr. Schaeffer’s employment if Mr. Schaeffer has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan.

Mr. Schaeffer’s employment agreement provides that during his employment term and without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by Mr. Schaeffer and for a period of eight months thereafter, he will not directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with any competing business (defined below) within any state in which RAIT currently engages in any substantial business activity or any state in which RAIT engaged in any substantial business activity during the thirty-six month period preceding the date Mr. Schaeffer’s employment terminates; provided, however, that Mr. Schaeffer may own no more than 5% of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act. The term “competing business” is defined as any entity or enterprise actively engaged in any business RAIT is actively engaged in (or is expected to be actively engaged in within 12 months) at the time of termination.

Mr. Schaeffer’s employment agreement provides that during his employment term and without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT and for a period of twelve months thereafter, he will not (a) solicit or divert to any competing business any individual or entity which is an active or prospective customer of RAIT or was such an active or prospective customer at any time during the preceding 12 months; or (b) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT whether as an employee or consultant. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits due under the indicated circumstances for Mr. Schaeffer assuming the circumstances occurred as of December 31, 2012:

	Resignation without Good Reason	Termination with Cause (2)	Termination without Cause (1)(2)	Resignation for Good Reason (1)(2)	Non-Renewal (1)(2)	Disability (2)	Death (2)
Bonus for Prior Periods(3)	$1,000,000	$1,000,000	$1,000,000	$1,000,000	1,000,000	$1,000,000	$1,000,000
Severance Payment(4)	—	—	2,906,250	2,906,250	2,906,250	—	—
Medical Coverage(5)	—	—	21,785	21,785	21,785	—	—

Total	$1,000,000	$1,000,000	$3,928,035	$3,928,035	$3,928,035	$1,000,000	$1,000,000

(1)	Assumes that Mr. Schaeffer executes and does not revoke a written mutual release in a form acceptable to RAIT, of any and all claims against RAIT or Mr. Schaeffer relating to matters arising out of his employment by RAIT. Without this release, Mr. Schaeffer would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2012, RAIT did not have a severance pay plan applicable to any named executive officer. These same provisions apply if termination occurs in these circumstances upon or after a change in control of RAIT.

(2)	Mr. Schaeffer also would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(3)	For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2012 related to the years 2010, 2011 and 2012 and that Mr. Schaeffer received the bonuses earned for such period prior to termination. Mr. Schaeffer would be entitled to his target annual cash bonus, or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Schaeffer received for the three year period immediately prior to his termination of employment. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)	Equal to 2.25 times the sum of (i) his base salary at the date of termination and (ii) his average annual cash bonus for the three year period immediately prior to the termination of his employment.

(5)	Mr. Schaeffer would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Schaeffer may vest in certain ancillary benefits provided to all employees if he is terminated, including but not limited to the vested portion of our matching contributions to his 401(k) account.

James J. Sebra

Under Mr. Sebra’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including a pro rata bonus for the year of termination), and other existing obligations. In addition, if RAIT terminates his employment without “cause,” if he terminates his employment for “good reason” or in the event of any notice of non-renewal of his employment agreement by RAIT, RAIT will be obligated to pay (a) a lump sum payment of an amount equal to 1.5 times the sum of (x) his annual salary (at the rate in effect immediately prior to his termination) plus (y) the average annual cash bonus received in the three year period immediately prior to his termination, (b) a lump sum cash payment equal to a pro rata portion of Mr. Sebra’s target annual cash bonus for the fiscal year of his termination (or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Sebra received for the three year period immediately prior to his termination of employment), and (c) for a period of 18 months following the date of termination, Mr. Sebra shall continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally, as if Mr. Sebra had continued in employment with RAIT during such period.

Under his employment agreement Mr. Sebra is responsible for all taxes due with respect to any amount payable to or other benefit receivable by Mr. Sebra thereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code. However, the employment agreement provides that any such amount or benefit deemed to be a parachute payment (as defined in IRC Section 280G) alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Sebra which is deemed to constitute a parachute payment, and would result in the imposition on Mr. Sebra of an excise tax under IRC Section 4999, all such amounts and benefits shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by IRC Section 4999 but only if, by reason of such reduction, the net after-tax benefit received by Mr. Sebra exceeds the net after-tax benefit received by Mr. Sebra if no such reduction was made.

“Cause” is defined as (a) Mr. Sebra’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics, or any crime involving RAIT; (b) Mr. Sebra’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Sebra’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Sebra’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Sebra specifying the manner in which Mr. Sebra has failed to substantially perform; or (d) Mr. Sebra’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Change of control” is defined in the same manner as in Mr. Schaeffer’s employment agreement.

“Good reason” is defined as (i) the material reduction of Mr. Sebra’s title, authority, duties and responsibilities or the assignment to Mr. Sebra of duties materially inconsistent with Mr. Sebra’s position or positions with RAIT; (ii) a reduction in Mr. Sebra’s base salary; or (iii) RAIT’s material and willful breach of Mr. Sebra’s employment agreement.

Upon a “change of control” of RAIT, Mr. Sebra will become fully vested in all his outstanding unvested equity-based awards. In addition, if he terminates employment within six months after a change of control, for any reason, the termination will be deemed to be for good reason.

The disability provisions of Mr. Sebra’s agreement are the same as in Mr. Schaeffer’s agreement.

Mr. Sebra’s employment agreement provides that during his employment term and for a period of eight (8) months after his termination, without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by the Mr. Sebra, Mr. Sebra will not directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Sebra’s name to be used in connection with any competing business within any state in which RAIT, and/or its affiliates, currently engage in any substantial business activity (defined below) or any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the thirty-six month period preceding the date the Mr. Sebra’s employment terminates; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Mr. Sebra of not more than five percent (5%) of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act. The phrase “competing business” is defined as any entity or enterprise actively engaged in any business or businesses RAIT and/or its affiliates, are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of termination. The phrase “substantial business activity” means that RAIT, and/or its affiliates (i) has a business office, (ii) owns, services or manages real estate, or (iii) has a recorded and unsatisfied mortgage or other lien upon real estate or personal property.

Mr. Sebra’s employment agreement also provides that during the his employment term and for a period of 12 months after his termination, without regard to its termination for any reason which does not constitute a breach of his employment agreement by RAIT or a resignation for good reason by the Mr. Sebra, Mr. Sebra will not (a) solicit or divert to any competing business any individual or entity which is an active or prospective customer of RAIT and/or its affiliates, or was such an active or prospective customer at any time during the preceding 12 months; or (b) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT, and/or its affiliates, whether as an employee or consultant. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Sebra assuming the circumstances occurred as of December 31, 2012:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause or Non-Renewal (1)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods(4)	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000
Severance Payment(5)	—	—	757,000	757,000	—	—
Medical Coverage (6)	—	—	21,785	21,785	—	—

Total	$200,000	$200,000	$978,785	$978,785	$200,000	$200,000

(1)	We have assumed no unpaid salary at December 31, 2012. In any instance of his employment being terminated, Mr. Sebra would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)	Mr. Sebra’s resignation within six months of a change in control (as defined in Mr. Sebra’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Sebra or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.

(4)

For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2012 related to the years 2010, 2011 and 2012 and that Mr. Sebra received the bonuses earned for such period prior to termination. Mr. Sebra would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)	Equal to 1.5 times the sum of (x) Mr. Sebra’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Sebra received for the three year period immediately prior to his termination of employment .

(6)	Mr. Sebra would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Sebra would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account.

Raphael Licht

Under Mr. Licht’s employment agreement, if his employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including a pro rata bonus for the year of termination), and other existing obligations. In addition, if RAIT terminates his employment without “cause,” if he terminates his employment for “good reason” or in the event of any notice of non-renewal of his employment agreement by RAIT, RAIT will be obligated to pay a lump sum payment of an amount equal to 1.5 times the sum of (x) the highest bonus earned in one year period preceding the date of termination plus (y) the average of the annual salary amounts paid to Mr. Licht over the three calendar years prior to the date of termination. Additionally, in the event of a termination by RAIT for any reason other than for cause, by Mr. Licht for good reason, or in the event of any notice of non-renewal, all of the outstanding equity-based awards (including options and phantom units) granted to him will become fully vested.

“Good reason” is defined as (i) the material reduction of his title, authority, duties and responsibilities or the assignment to him of duties materially inconsistent with his position or positions with RAIT; (ii) a reduction in his annual salary; or (iii) RAIT’s material and willful breach of the agreement.

Mr. Licht’s employment agreement defines “cause” as Mr. Licht’s (i) commission of, and indictment for or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics, or any crime involving RAIT; (ii) engaging in fraud, misappropriation or embezzlement; (iii) continued gross insubordination after written notice thereof by the board; (iv) continued failure to materially adhere to the directions of the board, to adhere to RAIT’s written policies and practices or to devote a substantial majority of his business time and efforts to RAIT and its subsidiaries; or (v) material breach of any of the non-competition or other restrictive covenants in his employment agreement.

Upon a “change of control” of RAIT, Mr. Licht will become fully vested in his phantom units, options and restricted shares. In addition, if he terminates employment within six months after a change of control, for any reason, the termination will be deemed to be for good reason. If payments become due as a result of a change of control and the excise tax imposed by Section 4999 of the Internal Revenue Code applies, the terms of the employment agreement require RAIT to pay him a “gross up” payment in the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

A “change of control” means the happening of any of the following: (i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding RAIT, any entity controlling, controlled by or under common control with RAIT, any employee benefit plan of RAIT or any such entity, and Mr. Licht and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which Mr. Licht is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of RAIT representing 30% or more of either (A) the combined voting power of RAIT’s then outstanding securities or (B) the then outstanding common shares of RAIT (in either such case other than as a result of an acquisition of securities directly from RAIT) except that no change of control shall be deemed to have occurred upon a public offering of the common shares under the Securities Act of 1933, as amended, or the Securities Act; or (ii) any consolidation or merger of RAIT where the shareholders of RAIT, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or (iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of RAIT, other than a sale or disposition by RAIT of all or substantially all of RAIT’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of RAIT immediately prior to such sale or (B) the approval by shareholders of RAIT of any plan or proposal for the liquidation or dissolution of RAIT; or (iv) the members of the board at the beginning of any consecutive 24-calendar-month period, or the incumbent trustees, cease for any reason other than due to death to constitute at least a majority of the members of the board; provided that any trustee whose election, or nomination for election by RAIT’s shareholders, was approved by a vote of at least a majority of the members of the board then still in office who were members of the board at the beginning of such 24-calendar-month period, shall be deemed to be an incumbent trustee.

Mr. Licht receives amounts under his employment agreement if his employment terminates due to death or disability. “Disability” means he is unable to perform substantially and continuously the duties assigned to him due to a disability as defined for purposes of RAIT’s long-term disability plan then in effect, or, if no such plan is in effect, by virtue of ill health or other disability for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period.

The non-competition covenant in Mr. Licht’s employment agreement provides that, during the employment term and ending 18 months following the date upon which he ceases to be an employee of RAIT and its affiliates, he shall not in the United States, directly or indirectly, (i) engage in RAIT’s type of business, as defined (other than for RAIT or its affiliates), or (ii) render any services in furtherance of RAIT’s type of business to any person, corporation, partnership or other entity engaged in RAIT’s type of business, or who has taken substantial measures, or made investments, evidencing an intention to engage in RAIT’s type of business, other than incidentally as is necessary to engage in its principal business, or for any originator (as defined below); or (iii) become interested in any originator or any person, corporation, partnership or other entity (other than RAIT or its affiliates) principally engaged in RAIT’s type of business as a partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity. Mr. Licht may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, and (B) he is not a controlling person of, or a member of a group which controls, such entity (except to the extent expressly permitted by the agreement). In addition, the restrictive covenants do not apply to any of Mr. Licht’s investments or other activities which have been disclosed in writing to and approved by the board prior to entering into his employment agreement. RAIT’s type of business is defined as the structuring, organization, consulting with, managing, servicing or otherwise engaging in the business of pooling trust preferred securities or providing financing through the issuance of similar debt securities or equity securities issued by REITs or real estate operating companies or their affiliates, wherever located, whether in a “CDO” structure or otherwise. “Originator” means a person corporation, partnership or entity who (x) at any point prior to the date of Mr. Licht’s termination was paid fees or earned any fees or entered into any agreement with RAIT or its affiliates in respect of the origination of any financing transaction by or placement of securities or issued by REITs, real estate operating companies or their affiliates, wherever located, into or through a CDO transaction or warehouse line in which RAIT or any of its affiliates acted as collateral manager, or (y) which RAIT engaged or plans to engage for the purpose of the placement of securities into a CDO transaction or warehouse line.

The non-solicitation restrictive covenant in Mr. Licht’s employment agreement provides that during the employment term and ending 18 months following the date upon which he ceases to be an employee of RAIT and its affiliates, he will not, directly or indirectly, knowingly (i) solicit or encourage to leave the employment or other service of RAIT, or any of its affiliates, any employee or independent contractor thereof or (ii) hire (on his behalf or any other person or entity) any employee who has left the employment of RAIT or any of its affiliates within the eighteen (18) month period which follows the termination of such employee’s employment with RAIT and its affiliates, and (iii), whether for his own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with RAIT’s or any of its affiliates’ relationship with, or endeavor to entice away from RAIT or any of its affiliates, any person who during his employment term is or was a customer or client of RAIT or any of its affiliates. The agreement also contains a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Licht assuming the circumstances occurred as of December 31, 2012:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause or Non-Renewal (1)	Resignation for Good Reason (1)(2)	Disability (1)(3)	Death (1)(3)
Bonus for Prior Periods(4)	$200,000	$200,000	$200,000	$200,000	$200,000	$200,000
Severance Payment(5)	—	—	1,020,000	1,020,000	—	—

Total	$200,000	$200,000	$1,220,000	$1,220,000	$200,000	$200,000

(1)	We have assumed no unpaid salary at December 31, 2012. In any instance of his employment being terminated, Mr. Licht would have been entitled to any base salary that was accrued and unpaid as of the date of his termination

(2)	Mr. Licht’s resignation within six months of a change in control (as defined in Mr. Licht’s employment agreement) of RAIT is deemed to be a resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Licht or his estate also would be entitled to receive his annual salary for the remainder of the year in which the termination of his employment occurred.

(4)	For purposes of this table, we have assumed that the highest bonus earned in the one year period preceding the date of termination at December 31, 2012 related to the year 2012 and that Mr. Licht earned the bonus for 2012 prior to termination. Mr. Licht would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(5)	Equal to 1.5 times the sum of (x) the highest bonus earned by Mr. Licht in the one year period preceding the date of termination of his employment plus (y) the greater of (a) Mr. Licht’s average annual salary over the three calendar years prior to termination of employment or, (b) if less than three years have elapsed between the date of Mr. Licht’s employment agreement and the termination of his employment, Mr. Licht’s highest annual salary in any calendar year prior to termination of employment or (c) if less than 12 months have elapsed from the date of Mr. Licht’s employment agreement to the date of termination of employment, the highest annual salary received in any month times 12. For purposes of this table, the bonus amount is assumed to be $200,000, the amount of the bonus paid by us to Mr. Licht in 2012 associated with his services during 2012.

Additionally, Mr. Licht would have vested in certain ancillary benefits provided to all employees if he had been terminated, including but not limited to the vested portion of our matching contributions to his 401(k) account. If any of the above payments would have been deemed to constitute a “parachute payment” as defined in IRC Section 280G, we also would have been required to pay Mr. Licht an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving such payment plus the amount necessary to put him in the same after-tax position as if no excise taxes had been paid. We do not anticipate that any of the above payments would trigger this obligation.

Ken R. Frappier

Under Mr. Frappier’s employment agreement, if his employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, or if RAIT sends a timely notice of non-renewal of the employment agreement, and he executes and does not revoke a mutual release, he will receive: (i) a lump sum cash severance payment equal to one and a half times the sum of his base salary and average annual cash bonus for the three year period immediately prior to his termination of employment, (ii) a pro rata portion of his target bonus for the fiscal year of his termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus Mr. Frappier received for the three year period immediately prior to his termination of employment), (iii) continued medical coverage for 18 months for himself and his spouse and dependents as if he had continued in employment with RAIT, and (iv) all other amounts earned, accrued and owing but not yet paid to him. If his employment is terminated on account of his death or disability, he will receive all amounts earned and accrued as of such date and a pro rated bonus for the fiscal year of his death or disability (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus Mr. Frappier received for the three year period immediately prior to his termination of employment).

Upon a “change of control” (as defined below) while Mr. Frappier is employed by RAIT, all outstanding unvested equity-based awards held by Mr. Frappier shall fully vest and shall become immediately exercisable, as applicable.

Under his employment agreement Mr. Frappier is responsible for all taxes due with respect to any amount payable to or other benefit receivable by Mr. Frappier thereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code. However, the employment agreement provides that any such amount or benefit deemed to be a parachute payment (as defined in IRC Section 280G) alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Frappier which is deemed to constitute a parachute payment, and would result in the imposition on Mr. Frappier of an excise tax under IRC Section 4999, all such amounts and benefits shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by IRC Section 4999 but only if, by reason of such reduction, the net after-tax benefit received by Mr. Frappier exceeds the net after-tax benefit received by Mr. Frappier if no such reduction was made.

“Cause”, “Change of control” and “Disability” are defined in the same manner as in Mr. Schaeffer’s employment agreement.

“Good reason” is defined in the same manner as in Mr. Sebra’s employment agreement.

The disability provisions of Mr. Frappier’s agreement are the same as in Mr. Schaeffer’s agreement.

The non-competition, non-solicitation, intellectual property and confidentiality restrictive covenants of Mr. Frappier’s employment agreement are the same as those in Mr. Schaeffer’s employment agreement.

The table below summarizes these rights and the amount of any payments and benefits due under the indicated circumstances for Mr. Frappier assuming the circumstances occurred as of December 31, 2012:

	Resignation without Good Reason	Termination with Cause (2)	Termination without Cause (1)(2)	Resignation for Good Reason (1)(2)	Non-renewal (1)(2)	Disability (2)	Death (2)
Bonus for Prior Periods(3)	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000
Severance Payment(4)	—	—	952,500	952,500	952,500	—	—
Medical Coverage(5)	—	—	21,785	21,785	21,785	—	—

Total	$250,000	$250,000	$1,224,285	$1,224,285	$1,224,285	$250,000	$250,000

(1)	Assumes that Mr. Frappier executes and does not revoke a written mutual release in a form acceptable to RAIT, of any and all claims against RAIT or Mr. Frappier relating to matters arising out of his employment by RAIT. Without this release, Mr. Frappier would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2012, RAIT did not have a severance pay plan applicable to any named executive officer. These same provisions apply if termination occurs in these circumstances upon or after a change in control of RAIT.

(2)	Mr. Frappier also would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(3)	For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2012 related to the years 2010, 2011 and 2012 and that Mr. Frappier received the bonuses earned for such period prior to termination. Mr. Frappier would be entitled to his target annual cash bonus, or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Frappier received for the three year period immediately prior to his termination of employment. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)	Equal to one and one-half times the sum of (i) his base salary at the date of termination and (ii) his average annual cash bonus for the three year period immediately prior to the termination of his employment.

(5)	Mr. Frappier would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Frappier may vest in certain ancillary benefits provided to all employees if he is terminated, including but not limited to the vested portion of our matching contributions to his 401(k) account.

Jack E. Salmon

Mr. Salmon had an employment agreement with RAIT and the compensation committee approved the Salmon separation agreement which evidenced the termination of Mr. Salmon’s employment by RAIT and implemented the severance provisions of his employment agreement. Pursuant to the Salmon separation agreement and consistent with Mr. Salmon’s employment agreement, RAIT paid a severance amount to Mr. Salmon of $1,055,083 in February 2013. The Salmon separation agreement provides that Mr. Salmon remains subject to the non-competition, non-solicitation, intellectual property and confidentiality provisions of his employment agreement, which are the same as Mr. Sebra’s restrictions described above.

Trustee Compensation

For the period from January 1, 2012 through December 31, 2012, the compensation committee approved the following compensation for each non-employee trustee of RAIT:

•	an annual cash retainer of $40,000 payable in four quarterly installments of $10,000;

•	a lump sum cash award of $50,000, $30,000 of which was used by the trustee to purchase outstanding common shares of RAIT;

•	with respect to the members of the audit committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the audit committee;

•

with respect to the members of the compensation committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the compensation committee; and

•

with respect to the members of the nominating and governance committee, an additional cash fee of $4,000 for the chairman and an additional cash fee of $2,000 for each other member of the nominating and governance committee.

The following table sets forth information regarding the compensation paid or accrued by RAIT during 2012 to each of our non-employee trustees:

Trustee Compensation in 2012

Name(1)	Fees Earned or Paid in Cash($)	All Other Compensation ($)(2)	Total($)
Edward S. Brown(3)	$62,038	$50,000	$112,038
Frank A. Farnesi	50,000	50,000	100,000
S. Kristin Kim	52,000	50,000	102,000
Arthur Makadon	60,000	50,000	110,000
John F. Quigley, III(3)	41,261	50,000	91,261
Jon C. Sarkisian(3)	40,408	50,000	90,408
Andrew M. Silberstein(3)	8,152	—	8,152
Murray Stempel, III	54,000	50,000	104,000

	$367,859	$350,000	$717,859

(1)	As noted above, Andrew Batinovich was elected to the board on March 4, 2013 and so did not receive any trustee compensation in 2012.

(2)	In January 2012, the compensation committee awarded the non-employee trustees a $50,000 cash award. Of this cash award, the non-employees trustees each elected to use $30,000 to purchase 5,250 common shares in February 2012. Each non-employee trustee agreed not to sell these common shares for one year. As noted above, Mr. Silberstein was elected to the board after these awards were made and did not receive an award.

(3)	As noted above, on October 17, 2012, Mr. Quigley resigned from the board . Mr. Silberstein filled the vacancy on the board created by Mr. Quigley’s resignation, Mr. Brown replaced Mr. Quigley on the compensation committee and Mr. Sarkisian replaced him on the nominating committee. The amounts paid reflect a pro ration of the period each of these trustees served in these roles,

For the period from January 1, 2013 through December 31, 2013, the compensation committee approved the following cash compensation for each non-employee trustee of RAIT:

•	an annual cash retainer of $40,000 payable in four quarterly installments of $10,000;

•	with respect to the members of the audit committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the audit committee;

•

with respect to the members of the compensation committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the compensation committee; and

•

with respect to the members of the nominating and governance committee, an additional cash fee of $4,000 for the chairman and an additional cash fee of $2,000 for each other member of the nominating and governance committee.

In addition, in January 2013, the compensation committee awarded six of the seven non-employee trustees serving at the time 7,256 restricted common shares pursuant to the incentive award plan. Mr. Silberstein requested that any equity awards to him be considered at a later date. Andrew Batinovich was elected to the board on March 4, 2013 and so did not receive an award. A quarter of these awards vested immediately and the remainder vest in three equal installments over the next three quarters. These awards each had a grant date fair value of $49,994.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding RAIT’s equity compensation plans as of December 31, 2012.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders(1)
Options	32,265	$70.38
Phantom units	195,943	n/a

Total equity compensation plans approved by security holders	228,208		2,841,977
Equity compensation plans not approved by security holders	—	n/a	—

Total	228,208		2,841,977

(1)	Excludes 2,172,000 SARs grants awarded January 24, 2012 with an exercise price of $5.68 that vest in three equal annual installments. The compensation committee has elected to settle these SARs in common shares to the extent common shares are available under the incentive award plan and not reserved for issuance under other grants under the incentive award plan. Assuming that all of these SARs were vested as of the date of the information in the table, no common shares would be issueable upon an exercise on such date because the fair market value of a common share on such date was higher than the exercise price. In addition, the compensation committee will settle SARs in cash to the extent common shares are not available under the incentive award plan and so the maximum number of common shares issuable under these SARs will not exceed the number of common shares then available for issuance under the incentive award plan and not reserved for issuance under other grants under the incentive award plan. The average term remaining for outstanding options and SARs is 3.9 years as of March 15, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our trust governance guidelines provide that our board must maintain a conflicts committee, consisting of no fewer than three members and consisting entirely of independent trustees (as defined in the trust governance guidelines). The conflicts committee is responsible, and has the sole authority and full power of the board, to approve or reject all related party transactions on behalf of RAIT. The trust governance guidelines define a related party transaction as any transaction that we would be required to disclose in our financial statement footnotes under FASB ASC Topic 850, “Related Party Disclosures”, or in our proxy statement under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons,” as amended or interpreted. As permitted by our trust governance guidelines, the board has designated the audit committee to serve as the conflicts committee in the audit committee’s charter.

Our code of business conduct and ethics provides that all related party transactions shall be reviewed and approved or rejected by the audit committee. The code provides that the board has determined that no conflict of interest exists with respect to any investment acquisition, services arrangement, transaction or other matter, including, without limitation, any related party transaction, which is approved by the audit committee and which is determined by the audit committee to be on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest. If the audit committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the code. Subject to this audit committee review process, the code provides that the board has determined that RAIT may enter into any contract or transaction of any kind with any person subject to the code or agent of RAIT or any of their affiliates, whether or not any of them has a financial interest in the transaction, as permitted by Article IX, Section 5 of our declaration of trust. The code provides that any waiver of the code may be made only by the audit committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or trustees will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

The audit committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. Our internal financial and legal staff are primarily responsible for the development and implementation of processes and controls to obtain information from the trustees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the transaction needs to be reviewed under the processes described above.

In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with the related entities described below. We describe in this section relationships or transactions in which the amount involved exceeds $120,000 since January 1, 2012. All of these relationships and transactions were approved or ratified by the audit committee as being on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest.

Scott F. Schaeffer is our Chairman, Chief Executive Officer and President, and is a Trustee. Mr. Schaeffer’s spouse is a director of The Bancorp, Inc., or Bancorp, and she and Mr. Schaeffer own, in the aggregate, less than 1% of Bancorp’s outstanding common shares. Each transaction with Bancorp is described below:

a). Cash and Restricted Cash —We maintain checking and demand deposit accounts at Bancorp. As of December 31, 2012, we had $239,000 of cash and cash equivalents and $289,000 of restricted cash on deposit at Bancorp. We did not receive any interest income from the Bancorp during the year ended December 31, 2012. Restricted cash held at Bancorp relates to borrowers’ escrows for taxes, insurance and capital reserves. Any interest earned on these deposits enures to the benefit of the specific borrower and not to us.

b). Office Leases —We sublease a portion of our downtown Philadelphia office space from Bancorp under a lease agreement extending through August 2014 at an annual rental expense based upon the amount of square footage occupied. We have a sublease agreement with a third party for the remaining term of our sublease. Rent paid to Bancorp was $327,000 for the year ended December 31, 2012. Rent received for our sublease was $174,000 for the year ended December 31, 2012.

Andrew M. Silberstein serves as a trustee on our board of trustees, as designated pursuant to the purchase agreement. Mr. Silberstein is an equity owner of Almanac and an officer of the investor and holds indirect equity interests in the investor. The transactions pursuant to the purchase agreement are described in Note 10 of the financial statements included with our annual report. On October 1, 2012, we entered into the purchase agreement. Under the purchase agreement, we are required to issue and sell to the investor from time to time in a period up to two years, and the investor will be obligated to purchase from us, for an aggregate purchase price of $100.0 million, or the total commitment, the following securities, in the aggregate: (i) 4,000,000 Series D preferred shares, (ii) common share purchase warrants, or the warrants, initially exercisable for 9,931,000 of our common shares, or the common shares, and (iii) common share appreciation rights, or the investor SARs, initially with respect to up to 6,735,667 common shares. We are not obligated to issue any common shares upon exercise of the warrants if the issuance of such common shares would exceed that number of common shares which we may issue upon exercise of the warrants without requiring shareholder approval under the NYSE listing requirements. The investor SARs are settled only in cash and not in common shares. These securities will be issued on a pro rata basis based on the percentage of the total commitment drawn down at the relevant closing under the purchase agreement.

As of the date hereof, the following RAIT securities have been issued and remain issuable pursuant to the purchase agreement, in the aggregate: (i) 2,600,000 Series D preferred shares have been issued and 1,400,000 Series D preferred shares remain issuable; (ii) warrants exercisable for 6,455,150 common shares (which have subsequently adjusted to 6,560,331 shares as of the date of the filing of this report) have been issued and warrants exercisable for 3,475,850 common shares (which have subsequently adjusted to 3,532,486 shares as of the date of the filing of this report) remain issuable; and (iii) investor SARs exercisable with respect to 4,378,183.55 common shares (which have subsequently adjusted to 4,449,521.89 shares as of the date of the filing of this report) have been issued and investor SARs exercisable for 2,357,483.45 common shares (which have subsequently adjusted to 2,395,896.40 shares as of the date of the filing of this report) remain issuable. The number of common shares underlying the warrants and investor SARs and relevant exercise price are subject to further adjustment in defined circumstances. At December 31, 2012 and as of the date of the filing of this report, the aggregate purchase price paid for the securities issued is $65.0 million and the aggregate purchase price payable for the issuable securities is $35.0 million. Almanac receives fees in connection with its investments made pursuant to the purchase agreement. In addition, our subsidiary receives fees for managing a securitization collateralized, in part, by $25.0 million of trust preferred securities issued by Advance Realty Group and an affiliate of Almanac owns an interest in Advance Realty Group and Almanac receives fees in connection with this interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, trustees and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish RAIT with copies of all such reports.

Based solely on our review of the reports received by us, or representations from certain reporting persons that no Form 5 filings were required for those persons, we believe that during fiscal 2012, no officers, trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis. As of the date of this proxy statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2012 have been filed.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC, holders of common shares who desire to submit proposals for inclusion in the proxy statement of RAIT for its 2014 annual meeting of shareholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of RAIT by December 4, 2013. The proxy for the 2014 annual meeting of shareholders may confer discretionary authority to vote on any matters brought before that meeting where:

•

RAIT receives notice of the proposal by February 17, 2014 and advises shareholders in the 2014 proxy statement about the nature of the proposal and how management intends to vote on the proposal, subject to exceptions, or

•	RAIT has not received notice of the matter by February 17, 2014.

According to our by-laws, only such persons as are duly nominated by

•	the incumbent trustees or

•

a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed his nominations with the Secretary of RAIT at least twenty days before the time scheduled for said meeting, shall be eligible for election.

A shareholder who wishes to submit recommendations for trustee candidates to the nominating committee should send a written recommendation to our executive offices, attention: nominating committee chairman. The shareholder must represent that the shareholder is a shareholder of RAIT and the shareholder will remain so through the date of the relevant annual meeting of shareholders of RAIT and, if the shareholder is not a record owner of common shares, provide such information about the record owner as RAIT may request. The recommendation must also include the written consent of the person so recommended, or the recommended person, to serve as a trustee if nominated and elected. The shareholder and the recommended person must also provide such additional information as the nominating committee may request, including any information requested concerning their respective backgrounds and relationships with one another and RAIT and concerning the qualifications of the recommended person. All shareholder recommendations received by the nominating committee will begin to be reviewed at the first meeting of the nominating committee held after receipt of the recommendation and any additional information requested by the nominating committee. The nominating committee expects to consider nominees recommended by security holders for the 2014 annual meeting if submitted as described above by November 1, 2013 in order that the submission may be considered by the nominating committee in its deliberations to determine its recommendations to the board regarding persons to be nominated by the board for election to the board at such annual meeting.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2012 Annual Report to Shareholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2012, was sent to shareholders of record as of March 15, 2013. Shareholders of record as of March 15, 2013, and beneficial owners of the common shares on that date, may obtain from RAIT, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to RAIT, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of the common shares on March 15, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 14, 2013. The notice of annual meeting, proxy statement and RAIT’s annual report on Form 10-K for the fiscal year ended December 31, 2012 are available on RAIT’s website at

http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624.

By order of the Board of Trustees

/s/ RAPHAEL LICHT
Raphael Licht,
Secretary

March 28, 2013

APPENDIX A

GUIDELINES OF RAIT FINANCIAL TRUST AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) of RAIT Financial Trust (“RAIT”) has adopted the following guidelines regarding the engagement of RAIT’s independent auditor to perform services for RAIT:

For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the October quarterly meeting of the Committee immediately preceding that fiscal year, if practicable, and otherwise by the January quarterly meeting of the Committee in that fiscal year outlining the scope of the audit services proposed to be performed during that fiscal year, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at either its October or January quarterly Committee meeting.

For non-audit services, RAIT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. RAIT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of the NYSE. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to RAIT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

Appendix B

ANNUAL MEETING OF SHAREHOLDERS OF

RAIT FINANCIAL TRUST

May 14, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2013:

The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624

Please mark, sign, date and

mail your proxy card

promptly in the enclosed

envelope.

iPlease detach along perforated line and mail in the envelope provided.i

¢	00033333333330000000 5	051413

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” APPROVAL OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RAIT FINANCIAL TRUST FOR FISCAL 2013. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.		1.	ELECTION OF TRUSTEES	FOR	AGAINST	ABSTAIN
			Scott F. Schaeffer	☐	☐	☐
			Andrew Batinovich	☐	☐	☐
			Edward S. Brown	☐	☐	☐
			Frank A. Farnesi	☐	☐	☐
			S. Kristin Kim	☐	☐	☐
			Arthur Makadon	☐	☐	☐
			Jon C. Sarkisian	☐	☐	☐
			Andrew M. Silberstein	☐	☐	☐
			Murray Stempel, III	☐	☐	☐
		2.	PROPOSAL TO APPROVE THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013 FISCAL YEAR.	☐	☐	☐
		3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF SHAREHOLDERS OF

RAIT FINANCIAL TRUST

May 14, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2013:

The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624

iPlease detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.i

¢	00033333333330000000 5	051413

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” APPROVAL OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RAIT FINANCIAL TRUST FOR FISCAL 2013. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.		1.	ELECTION OF TRUSTEES	FOR	AGAINST	ABSTAIN
			Scott F. Schaeffer	☐	☐	☐
			Andrew Batinovich	☐	☐	☐
			Edward S. Brown	☐	☐	☐
			Frank A. Farnesi	☐	☐	☐
			S. Kristin Kim	☐	☐	☐
			Arthur Makadon	☐	☐	☐
			Jon C. Sarkisian	☐	☐	☐
			Andrew M. Silberstein	☐	☐	☐
			Murray Stempel, III	☐	☐	☐
		2.	PROPOSAL TO APPROVE THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013 FISCAL YEAR.	☐	☐	☐
		3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

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RAIT FINANCIAL TRUST

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF TRUSTEES OF RAIT FINANCIAL TRUST

The undersigned hereby appoints Scott F. Schaeffer, James J. Sebra and Raphael Licht, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the Common Shares of Beneficial Interest of RAIT Financial Trust held of record by the undersigned on March 15, 2013 at the Annual Meeting of Shareholders of RAIT Financial Trust, to be held at 9:00 A.M. on Tuesday, May 14, 2013 in the Revolution Room located in the Hub, the Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania, and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. If you wish to attend the annual meeting and vote in person, you may contact RAIT’s Investor Relations at (215) 243-9000 for directions. Each of the Proposals in this proxy is proposed by RAIT Financial Trust. These Proposals are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

¢	14475	¢